                                                                   Exhibit 10.22

================================================================================

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 19, 2003

                                      AMONG

                                  FORTIS, INC.,
                                  AS BORROWER,

               THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN,
                                   AS LENDERS,

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              AS JOINT BOOKRUNNERS,

                         CITIGROUP GLOBAL MARKETS INC.,
                       MORGAN STANLEY SENIOR FUNDING, INC.
                                       AND
                         BANC ONE CAPITAL MARKETS, INC.,
                            AS JOINT LEAD ARRANGERS,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              AS SYNDICATION AGENT,

                          CITICORP NORTH AMERICA INC.,
                             AS DOCUMENTATION AGENT,

                                       AND

                                  BANK ONE, NA
                             AS ADMINISTRATIVE AGENT

================================================================================

                                                 $1,100,000,000 CREDIT AGREEMENT

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
SECTION 1. DEFINITIONS..................................................................................     1
1.1         Certain Defined Terms.......................................................................     1
1.2         Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement..........    25
1.3         Other Definitional Provisions and Rules of Construction.....................................    26

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS....................................................    26
2.1         Commitment; Making of Loan; Notes...........................................................    26
2.2         Interest on the Loans.......................................................................    28
2.3         Fees........................................................................................    32
2.4         Repayments and Prepayments; General Provisions Regarding Payments...........................    32
2.5         Increased Costs; Taxes......................................................................    35
2.6         Special Provisions Governing LIBOR Rate Loans...............................................    40
2.7         Removal or Replacement of a Lender..........................................................    42
2.8         Mitigation..................................................................................    43

SECTION 3. CONDITIONS PRECEDENT.........................................................................    43
3.1         Conditions to Closing Date..................................................................    43
3.2         Conditions to each Loan.....................................................................    47

SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES....................................................    48
4.1         Organization, Powers, Qualification, Good Standing, Business and Subsidiaries...............    48
4.2         Authorization of Borrowing, etc.............................................................    48
4.3         Valid Issuance of Securities................................................................    49
4.4         Financial Condition.........................................................................    49
4.5         No Material Adverse Change..................................................................    51
4.6         Title to Properties; Liens..................................................................    51
4.7         No Litigation; Compliance with Laws.........................................................    51
4.8         Payment of Taxes............................................................................    52
4.9         No Default..................................................................................    52
4.10        Governmental Regulation.....................................................................    52
4.11        Securities Activities.......................................................................    52
4.12        Employee Benefit Plans......................................................................    53
4.13        Certain Fees................................................................................    54

                                        i

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                                                 $1,100,000,000 CREDIT AGREEMENT

4.14        Environmental Protection....................................................................    54
4.15        Solvency....................................................................................    54
4.16        Restrictions................................................................................    55
4.17        Related Agreements..........................................................................    55
4.18        Insurance Licenses..........................................................................    55
4.19        Disclosure..................................................................................    55

SECTION 5. BORROWER'S AFFIRMATIVE COVENANTS.............................................................    56
5.1         Financial Statements and Other Reports......................................................    56
5.2         Books and Records...........................................................................    59
5.3         Existence...................................................................................    60
5.4         Insurance...................................................................................    60
5.5         Payment of Taxes and Claims.................................................................    60
5.6         Maintenance of Properties...................................................................    61
5.7         Compliance with Laws........................................................................    61
5.8         Use of Proceeds.............................................................................    61
5.9         Assurant IPO; Other Financings..............................................................    62
5.10        Claims Pari Passu...........................................................................    62

SECTION 6. BORROWER'S NEGATIVE COVENANTS................................................................    63
6.1         Liens.......................................................................................    63
6.2         Indebtedness................................................................................    65
6.3         Investments.................................................................................    67
6.4         Restrictions on Subsidiary Distributions....................................................    68
6.5         Restricted Payments.........................................................................    69
6.6         Restriction on Fundamental Changes; Asset Sales and Acquisitions............................    70
6.7         Disposal of Subsidiary Interests............................................................    72
6.8         Conduct of Business.........................................................................    72
6.9         Transactions with Shareholders and Affiliates...............................................    72
6.10        Amendments or Waivers of Related Agreement..................................................    73
6.11        Financial Covenants.........................................................................    73

SECTION 7. EVENTS OF DEFAULT............................................................................    75
7.1         Failure to Make Payments When Due...........................................................    75
7.2         Default in Other Agreements.................................................................    75
7.3         Breach of Certain Covenants.................................................................    75
7.4         Breach of Warranty..........................................................................    76
7.5         Other Defaults Under Loan Documents, Related Agreements and Guaranty........................    76
7.6         Involuntary Bankruptcy; Appointment of Receiver, etc........................................    77
7.7         Voluntary Bankruptcy; Appointment of Receiver, etc..........................................    77
7.8         Judgments and Attachments...................................................................    78
7.9         Dissolution.................................................................................    78

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                                                 $1,100,000,000 CREDIT AGREEMENT

7.10        Employee Benefit Plans......................................................................    78
7.11        Change in Control...........................................................................    78
7.12        Repudiation of Obligations..................................................................    78
7.13        Insurance Licenses..........................................................................    79

SECTION 8. MISCELLANEOUS................................................................................    79
8.1         Assignments and Participations in Loans and Notes...........................................    79
8.2         Expenses....................................................................................    82
8.3         Indemnity...................................................................................    83
8.4         Set-Off.....................................................................................    84
8.5         Amendments and Waivers......................................................................    85
8.6         Independence of Covenants...................................................................    86
8.7         Notices.....................................................................................    86
8.8         Survival of Representations, Warranties and Agreements......................................    86
8.9         Failure or Indulgence Not Waiver; Remedies Cumulative.......................................    86
8.10        Marshalling; Payments Set Aside.............................................................    87
8.11        Severability................................................................................    87
8.12        Headings....................................................................................    87
8.13        Applicable Law..............................................................................    87
8.14        Successors and Assigns......................................................................    87
8.15        Consent to Jurisdiction and Service of Process..............................................    88
8.16        Waiver of Jury Trial........................................................................    89
8.17        Confidentiality.............................................................................    89
8.18        Ratable Sharing.............................................................................    90
8.19        Counterparts; Effectiveness.................................................................    91
8.20        Obligations Several; Independent Nature of Lenders' Rights..................................    91
8.21        Usury Savings Clause........................................................................    91

SECTION 9. AGENTS.......................................................................................    92
9.1         Appointment.................................................................................    92
9.2         Powers and Duties; General Immunity.........................................................    93
9.3         Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.........    95
9.4         Right to Indemnity..........................................................................    95
9.5         Successor Administrative Agent..............................................................    96
9.6         Guaranty....................................................................................    96
9.7         Acknowledgment of Potential Related Transactions............................................    96

                                       iii

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                                                 $1,100,000,000 CREDIT AGREEMENT

                                    EXHIBITS

I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTE
IV-A              FORM OF OPINION OF BORROWER'S IN-HOUSE COUNSEL
IV-B              FORM OF OPINION OF BORROWER'S NEW YORK COUNSEL
IV-C              FORM OF OPINION OF BORROWER'S NEVADA COUNSEL
IV-D              FORM OF OPINION OF FORTIS N.V.'S IN-HOUSE COUNSEL
IV-E              FORM OF OPINION OF LENDERS' NETHERLANDS COUNSEL
IV-F              FORM OF OPINION OF FORTIS SA/NV'S IN-HOUSE COUNSEL
IV-G              FORM OF OPINION OF GUARANTORS' BELGIAN COUNSEL
IV-H              FORM OF OPINION OF GUARANTORS' NEW YORK COUNSEL
V                 FORM OF CERTIFICATE RE NON-BANK STATUS
VI                FORM OF GUARANTY
VII               FORM OF FINANCIAL CONDITION CERTIFICATE
VIII              FORM OF ASSIGNMENT AGREEMENT
IX                FORM OF JOINDER AGREEMENT

                                       iv

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                                                 $1,100,000,000 CREDIT AGREEMENT

                                    SCHEDULES

2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1F              EXISTING INTERCOMPANY OBLIGATIONS
4.1C              SUBSIDIARIES
4.7               LITIGATION
4.12              ERISA
6.2               INDEBTEDNESS
6.3A              EXISTING INVESTMENTS
6.3B              INVESTMENT GUIDELINES
6.4               APPLICABLE ORDERS AND AGREEMENTS
6.9               TRANSACTIONS WITH AFFILIATES

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of December 19, 2003 and entered into by and among Fortis, Inc., a Nevada corporation ("FORTIS" or the "BORROWER"), the banks and financial institutions listed on the signature pages hereof (together with their respective successors and assigns, each individually referred to herein as a "LENDER" and collectively as "LENDERS"), Citigroup Global Markets Inc. ("CGMI") and Morgan Stanley Senior Funding, Inc. ("MSSF") as joint bookrunners (the "JOINT BOOKRUNNERS"), CGMI, MSSF and Banc One Capital Markets, Inc. as joint lead arrangers (the "JOINT LEAD ARRANGERS"), MSSF as syndication agent (the "SYNDICATION AGENT"), Citicorp North America Inc. as documentation agent (the "DOCUMENTATION AGENT") and Bank One, NA as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                             PRELIMINARY STATEMENTS

                  The Borrower has requested, and the Lenders have agreed to extend, the credit facility hereinafter described in the amount and on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent and the Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ADDITIONAL PARENT DEBT" means short-term Indebtedness owing by the Borrower to either of the Guarantors or any of their Affiliates and incurred in the ordinary course of business of the Borrower and consistent with past business practice.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "AFFECTED LENDER" has the meaning assigned to that term in
Section 2.6B.

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                                                 $1,100,000,000 CREDIT AGREEMENT

                  "AFFECTED LOANS" has the meaning assigned to that term in
Section 2.6B.

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENTS" means the Administrative Agent, the Syndication Agent and the Documentation Agent, collectively, and also means and includes any successor Administrative Agent appointed pursuant to Section 9.5.

                  "AGREEMENT" means this Credit Agreement as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, each state or other jurisdiction in which such Insurance Subsidiary is licensed or conducts business, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Insurance Subsidiary.

                  "APPLICABLE MARGIN (BORROWER RATE)" means, as of any date, a percentage per annum determined by reference to the applicable Performance Level with respect to the Borrower in effect on such date, as set forth below:

 PERFORMANCE LEVEL
     (BORROWER)            LEVEL I     LEVEL II      LEVEL III      LEVEL IV       LEVEL V      LEVEL VI
--------------------------------------------------------------------------------------------------------
BASE RATE APPLICABLE
       MARGIN                 0%           0%              0%        0.125%         0.625%        1.50%

LIBOR APPLICABLE
       MARGIN              0.70%        0.70%          0.875%        1.125%         1.625%        2.50%

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "APPLICABLE MARGIN (GUARANTOR RATE)" means, as of any date, a percentage per annum determined by reference to the applicable Performance Level with respect to the Guarantors in effect on such date, as set forth below:

PERFORMANCE LEVEL (GUARANTOR)   LEVEL I     LEVEL II      LEVEL III      LEVEL IV       LEVEL V      LEVEL VI
-----------------------------   -------     --------      ---------      --------       -------      --------
BASE RATE APPLICABLE MARGIN         0%           0%            0%             0%             0%        0.125%
                                 ----        -----          -----         -----           ----         -----
LIBOR APPLICABLE MARGIN          0.40%       0.625%         0.75%         0.875%          1.00%        1.125%
                                 ----        -----          -----         -----           ----         -----

; provided, that the definition of Applicable Margin (Guarantor Rate) hereunder shall be deemed modified (without the consent of any Person) to the extent necessary to incorporate by reference any amendments, modifications or supplements to the interest rate provisions of the Existing Parent Facility, to the extent that any such amendment, modification or supplement results in an increase in such interest rates under the Existing Parent Facility.

                  "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable LIBOR or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

                  "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or its wholly-owned Subsidiaries), in one transaction or a series of transactions, of all or any part of the Borrower's or any of

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                                                 $1,100,000,000 CREDIT AGREEMENT

its Subsidiaries' businesses, properties or assets of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Subsidiary of the Borrower, other than (A) such businesses, properties or assets sold in the ordinary course of business and consistent with past business practice of the Borrower and its Subsidiaries, (B) any transaction or series of related transactions in which the Borrower or any of its Subsidiaries receives aggregate consideration of $500,000 or less (up to a maximum amount of $10,000,000 in the aggregate for all such transactions), (C) the Ohio Sale/leaseback Transaction (up to a maximum amount of $25,000,000) and (D) other transactions or series of related transactions for which the fair market value of the assets subject thereto (as determined in good faith by the board of directors of the Borrower or such Subsidiary (or similar governing body) engaging in such transactions) does not, together with all such transactions, exceed $20,000,000 in the aggregate.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit VIII, with such amendments or modifications as may be approved by the Administrative Agent.

                  "ASSURANT" means Assurant, Inc., a Delaware corporation and, on the Closing Date, a wholly-owned Subsidiary of the Borrower.

                  "ASSURANT COMMERCIAL PAPER DEBT" means short-term Indebtedness incurred by the Borrower in the ordinary course of business of the Borrower and pursuant to the Borrower's commercial paper program.

                  "ASSURANT IPO" means the initial public offering by Fortis Insurance, N.V. of the Borrower Common Stock.

                  "ASSURANT REINCORPORATION" means the merger of Fortis with and into Assurant, for the purpose of reincorporating Fortis in the State of Delaware, after which Assurant will be domiciled in the State of Delaware and will be the successor to the business, operations and obligations of Fortis.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.


                  "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base
Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.


                  "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "BORROWER" has the meaning assigned to that term in the introduction to this Agreement; provided, that, upon consummation of the Assurant Reincorporation and compliance with Section 5.9(iii), the Borrower shall mean Assurant, as the successor to Fortis.

                  "BORROWER COMMON STOCK" means the common Capital Stock of the Borrower.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or in Chicago, Illinois are authorized or required by law or other governmental action to close and any day on which commercial banks and foreign exchange markets do not settle payments in Dollars, and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL SECURITIES" means (i) the $150,000,000 liquidation amount of 8.40% Capital Securities, Series A due 2027 issued by Fortis Capital Trust and/or (ii) the $50,000,000 liquidation amount of 7.94% Capital Securities, Series B due 2027 issued by Fortis Capital Trust II.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                  "CASH" means money, currency or a credit balance in any demand or deposit account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any

                                                 $1,100,000,000 CREDIT AGREEMENT

such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit V annexed hereto delivered by a Lender to the Administrative Agent pursuant to Section 2.5B(iii)(b).

                  "CHANGE OF CONTROL" means:

                  (a) at any time prior to the consummation of the Assurant IPO,
(i) the Guarantors, collectively, shall cease to beneficially own and control at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of the Borrower or (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Borrower cease to be occupied by Persons who either (A) were members of the board of directors of the Borrower on the Closing Date or (B) were nominated for election by the board of directors of the Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

                  (b) at any time upon or following the consummation of the Assurant IPO, any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower.

                  "CLOSING DATE" means the date on or after December 1, 2003 but before December 31, 2003, on which the initial Loans are made.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "COMMITMENT" means the commitment of a Lender to make a Loan to the Borrower pursuant to Section 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer, treasurer or controller of the Borrower setting forth computations in reasonable detail satisfactory to the Administrative Agent (i) demonstrating compliance with the covenants set forth in Section 6.11, as at the end of the period covered by the financial statements being delivered with such certificate and (ii) certifying that such officer has obtained no knowledge of any Potential Event of Default or Event of Default except as specified in such certificate.

                  "CONSOLIDATED ADJUSTED EBIT" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, an amount equal to the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Financing Expense and (c) provisions for taxes based on income, but excluding (i) deferred gains and losses on business asset sales and divestitures, (ii) any after-tax prepayment penalties incurred with respect to the Capital Securities and the Existing Intercompany Obligations and
(iii) non-recurring costs associated with the consummation of the Assurant IPO.

                  "CONSOLIDATED ADJUSTED NET WORTH" means, as at any date of determination, the sum of the amounts that would, in accordance with GAAP, be included on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date as (a) "common shareholders' equity" and (b) "preferred stock", but excluding (i) treasury stock, (ii) Disqualified Capital Stock and (iii) the effects of Financial Accounting Statement No. 115.

                  "CONSOLIDATED CAPITALIZATION" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, as at any date of determination, the sum of Consolidated Total Debt plus Consolidated Adjusted Net Worth.

                  "CONSOLIDATED FINANCING EXPENSE" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) with respect to all outstanding Indebtedness during such period of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to any letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and Currency Agreements.

                  "CONSOLIDATED NET INCOME" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, (i) the net income (or loss) for the Borrower and its Subsidiaries for such period taken as a single accounting period

                                                 $1,100,000,000 CREDIT AGREEMENT

determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (b) any after-tax gains or losses attributable to returned surplus assets of any Pension Plan, and (c) (to the extent not included in clauses (a) and (b) above) any net extraordinary gains or net extraordinary losses.

                  "CONSOLIDATED TOTAL DEBT" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness, determined on a consolidated basis in accordance with GAAP, but excluding (i) Indebtedness constituting letters of credit issued for insurance regulatory purposes and for which adequate insurance reserves or other appropriate provisions consistent with Borrower's past practice have been made therefor and (ii) for the Fiscal Quarter ending December 31, 2003 only, Indebtedness with respect to the Capital Securities.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any securities issued by that Person or of any indenture, mortgage, deed of trust, or other material contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

                  "CONVERSION/CONTINUATION NOTICE" means a
Conversion/Continuation Notice substantially in the form of Exhibit II.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "DEBT ISSUANCE" means the issuance by the Borrower or any of its Subsidiaries of debt Securities.

                  "DEMAND NOTE" means that certain Demand Note, dated December 16, 2003, executed by the Borrower in favor of MSSF, which evidences a $650,000,000 loan made by MSSF to the Borrower, as the same may be amended, modified or otherwise supplemented from time to time.

                  "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock (other than Capital Stock that is solely redeemable, or at the election of the Borrower (not

                                                 $1,100,000,000 CREDIT AGREEMENT

subject to any condition), may be redeemed, with Capital Stock that is not Disqualified Capital Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to May 31, 2005.

                  "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (A) any Lender and any Affiliate of any Lender; and (B) any commercial bank, savings and loan association, savings bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided that no Affiliate of the Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Borrower or any of its Subsidiaries or, in the case of any such plan subject to Title IV of ERISA, by any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future federal, state, local and foreign laws and regulations, statutes, ordinances, orders, rules, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human health or the environment, in any manner applicable to the Borrower or any of its Subsidiaries or any Facilities.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding requirements of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA or the commencement of proceedings by the PBGC to terminate a pension plan or the appointment of a trustee to administer a pension plan; (iv) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the occurrence of an event or condition that could reasonably be expected to give rise to the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vi) the filing of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; or (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "EXISTING INTERCOMPANY OBLIGATIONS" means the Indebtedness of the Borrower to the Guarantors and their Affiliates as of the Closing Date; provided, that, for the avoidance of doubt, any Indebtedness repaid with the proceeds of the loan evidenced by the Demand Note shall not constitute Existing Intercompany Obligations.

                  "EXISTING PARENT FACILITY" means that certain EUR2,000,000,000 Multicurrency Revolving Credit Agreement, dated June 28, 1999, by and among Fortis Finance N.V., as borrower thereunder, the Guarantors, as guarantors thereunder, and the other institutions party thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Guaranty.

                  "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York City time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "FEE LETTER" means those fee letters, each dated on or prior to the Closing Date, among the Borrower and the Lenders party thereto, and the Borrower and the Administrative Agent, respectively, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "FINANCIAL CONDITION CERTIFICATE" means an officer's certificate in the form of Exhibit VII hereto.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FORTIS" has the meaning assigned to that term in the introduction to this Agreement.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "FUNDING AND PAYMENT OFFICE" means the office of the Administrative Agent as set forth under the Administrative Agent's name on the signature pages hereof, or such other office designated in a written notice delivered by the Administrative Agent to the Borrower and each Lender.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, (i) with respect to the Borrower and its Subsidiaries, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination, and (ii) with respect to the Guarantors and their Subsidiaries, "GAAP" as defined in the Guaranty.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and shall include any Applicable Insurance Regulatory Authority.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "GUARANTOR" means each of (i) Fortis N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands having its statutory seat (statutaire zetel) at Utrecht, The Netherlands and registered with the Chamber of Commerce in Utrecht under number 30072145 and (ii) Fortis SA/NV, a public company with limited liability (societe anonyme/naamloze vennootschap) incorporated in Belgium and registered with the register of legal persons (rechtspersonenregister), Brussels, under company number 0451406524 (formerly registered with the Brussels Trade Register under No. 577.615), and their respective successors and assigns.

                  "GUARANTOR CHANGE OF CONTROL" means any time that either Guarantor consummates any merger or consolidation or sells, transfers or leases all or substantially all of such Guarantor's assets, except to another Person that (x) assumes the rights and obligations of such Guarantor under the Guaranty pursuant to an agreement in form and substance satisfactory to the Administrative Agent and the Lenders and (y) at the time of such assignment or transfer, such Person assuming the rights or obligations of such

                                                 $1,100,000,000 CREDIT AGREEMENT

Guarantor under the Guaranty has a credit rating equal to or higher than such Guarantor, as measured by both S&P and Moody's.

                  "GUARANTOR CONTRIBUTION" means the contribution in Cash to the capital of the Borrower, directly or indirectly, by the Guarantors (in exchange for equity of the Borrower) in an aggregate amount equal to the sum of (i) $650,000,000, plus (ii) certain additional amounts as may be deemed to be necessary by the Borrower and the Guarantors in connection with certain items, including, without limitation, the repayment of the Existing Intercompany Obligations, the repayment or redemption of the Capital Securities, and the Assurant IPO, in each case, including, without limitation, amounts required to enable the Borrower to pay penalties, accrued interest, fees and premiums and to redeem preferred stock, plus (iii) the principal amount of, and any accrued interest on, any Additional Parent Debt.

                  "GUARANTY" means that certain Guaranty made by each of the Guarantors substantially in the form attached hereto as Exhibit VI, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTY FALL-AWAY DATE" has the meaning assigned to that term in the Guaranty.

                  "GUARANTY OBLIGATIONS" means all obligations of every nature of the Guarantors under the Guaranty.

                  "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or which poses a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HYBRID SECURITIES" means any preferred Securities which have the following characteristics (and which shall include the Capital Securities):
(i) a wholly-owned Subsidiary of the Borrower which is a Delaware business trust (or similar entity) lends substantially all of the proceeds from the issuance of such preferred Securities to the Borrower or another wholly-owned Subsidiary of the Borrower in exchange for junior subordinated debt Securities issued by the Borrower or such other wholly-owned

                                                 $1,100,000,000 CREDIT AGREEMENT

Subsidiary (as the case may be), (ii) such preferred Securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on such junior subordinated debt Securities and (iii) the Borrower or such wholly-owned Subsidiary of the Borrower (as the case may be) makes periodic interest payments on such junior subordinated debt Securities, which interest payments are in turn used to make corresponding payments to the holders of the preferred Securities.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another of the type described in clauses (i) through (vi) above and clauses (x) and (xi) below; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof (other than customary and reasonable, unmatured and unpaid indemnity obligations with respect to the Contractual Obligations of the Borrower or a wholly-owned Subsidiary of the Borrower); (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause
(a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all obligations of such Person in respect of any Interest Rate Agreement and Currency Agreement; and (xi) all obligations of such Person in respect of any Hybrid Securities.

                  "INDEBTEDNESS TO CAPITALIZATION RATIO" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (i) Consolidated Total

                                                 $1,100,000,000 CREDIT AGREEMENT

Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Capitalization as of such date.

                  "INDEMNITEE" has the meaning assigned to that term in Section 8.3.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in Section 8.3.

                  "INSURANCE BUSINESS" means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                  "INSURANCE CONTRACT" means any insurance binder, contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

                  "INSURANCE LICENSES" means, with respect to each Insurance Subsidiary, licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact Insurance Business held, or required to be held, by such Insurance Subsidiary.

                  "INSURANCE SUBSIDIARY" means any Subsidiary of the Borrower that is licensed to conduct, or conducts or is engaged in, an Insurance Business.

                  "INTEREST COVERAGE RATIO" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBIT for the four Fiscal Quarter period then ended, to (ii) Consolidated Financing Expense for such four Fiscal Quarter period.

                  "INTEREST PAYMENT DATE" means with respect to: (i) any Base Rate Loan, the last day of each Fiscal Quarter of each year, commencing on the first such date to occur after the Closing Date, and the Maturity Date; and (ii) any LIBOR Rate Loan, the last day of the Interest Period applicable to such Loan and, if such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in
Section 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person of any Capital Stock of such Person,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (iv) any other asset classified as an "investment" in accordance with GAAP or included in Total Invested Assets in accordance with SAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Exhibit IX, with such amendments or modifications as may be approved by the Administrative Agent.

                  "JOINT BOOKRUNNERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "JOINT LEAD ARRANGERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" have the meanings assigned to that term in the introduction to this Agreement, and shall include any other Person that shall become a party hereto pursuant to an Assignment Agreement, and shall not include any Person that ceases to be a party hereto pursuant to an Assignment Agreement.

                  "LIBOR" means, with respect to a LIBOR Rate Loan for the relevant Interest Period, the result of (i) the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) on the Interest Rate Determination Date, and

                                                 $1,100,000,000 CREDIT AGREEMENT

having a maturity equal to such Interest Period; provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, LIBOR for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which the Administrative Agent or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date, in the approximate amount of the relevant LIBOR Rate Loan of the Administrative Agent (in its capacity as a Lender) and having a maturity equal to such Interest Period divided by (ii) a percentage equal to (x) one minus (y) the Applicable Reserve Requirement.

                  "LIBOR RATE LOAN" means any Loan bearing interest at a rate calculated on the basis of LIBOR.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Fee Letter and (when delivered in accordance with Section 5.9(iii)) the Joinder Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and
Section 8.5 herein.

                  "LOANS" means the loans made by the Lenders to the Borrower pursuant to Section 2.1.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect upon
(i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole,
(ii) the ability of the Borrower or either of the Guarantors to perform, respectively, any of the Obligations of the Borrower or the obligations of either of the Guarantors under the Guaranty or (iii) the legality, validity, binding effect or enforceability against the Borrower or either of the Guarantors of a Loan Document to which it is a party.

                  "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary of the Borrower that as of the end of the most recently completed Fiscal Year had total assets exceeding $5,000,000 or for such Fiscal Year had total revenues exceeding $25,000,000, in each case as determined by reference to the most recent audited consolidated financial statements for the Borrower and its Subsidiaries and of such Subsidiary.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "MATURITY DATE" means the earliest to occur of (i) May 14, 2004 if the Assurant IPO has not been consummated prior to such date, (ii) December 17, 2004 or (iii) such date that the Commitments are reduced in whole or terminated and/or the Obligations become due and payable pursuant to Section
2.4 or Section 7.

                  "MOODY'S" means Moody's Investor Services, Inc.

                  "MSSF" has the meaning assigned to that term in the introduction to this Agreement.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to the difference of (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, minus (ii) any actual and reasonable documented costs incurred in connection with such Asset Sale, including (a) income, gains or other taxes or governmental charges reasonably estimated to be actually payable in connection with such Asset Sale related to the year of sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means the difference of
(i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus, in each case, (ii) (a) any actual and reasonable documented costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and
(b) any actual and reasonable documented direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "NON-US LENDER" has the meaning assigned to that term in
Section 2.5B(iii)(a).

                  "NOTES" means (i) the promissory notes of the Borrower issued pursuant to Section 2.1D on the Closing Date with respect to the Loans and (ii) any promissory notes issued by the Borrower pursuant to Section 8.1E in connection with assignments of the Loans, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Section 2.1B with respect to a proposed borrowing of the Loans.

                  "OBLIGATIONS" means all obligations of every nature of the Borrower from time to time owed to the Agents, the Lenders or any of them under any of the Loan Documents.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer or, as applied to any limited partnership, a certificate executed on behalf of such limited partnership by the chairman of the board (if an officer) or the president or one of the vice presidents and by the chief financial officer or treasurer of the general partner of such limited partnership, or, if the general partner of such limited partnership is an individual, executed by such individual; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include: (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OHIO SALE/LEASEBACK TRANSACTION" means the arrangement with any Person providing for the leasing by the Borrower or one of its Subsidiaries of the property of such Borrower or such Subsidiary located in Springfield, Ohio, which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership,

                                                 $1,100,000,000 CREDIT AGREEMENT

as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "OTHER BRIDGE FACILITY" means that certain $650,000,000 Credit Agreement, dated as of the date hereof, among the Borrower, the banks and financial institutions party thereto, MSSF as Bookrunner, Lead Arranger and Administrative Agent, Merrill Lynch Capital Corp. as Syndication Agent and Credit Suisse First Boston (acting through its Cayman Islands branch) as Documentation Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "PERMITTED ACQUISITIONS" means any acquisition by the Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided, (i) immediately prior to, and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorization; (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed wholly-owned Subsidiary of the Borrower in connection with such acquisition shall be owned 100% by the Borrower or such Subsidiary thereof, as applicable; (iv) the Borrower shall be in compliance with the financial covenants set forth in Section 6.11 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.11(v)); (v) the Borrower shall have delivered to Administrative Agent (A) reasonably in advance of such acquisition, a Compliance Certificate evidencing compliance with Section 6.11 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.11; and (vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERFORMANCE LEVEL" means, with respect to the Borrower or a Guarantor, as the case may be, Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI, as identified by reference to the public debt rating of the Borrower or such Guarantor, as the case may be, in effect on such date as set forth below:

PERFORMANCE LEVEL                             PUBLIC DEBT RATING
-----------------                             ------------------
    Level I          Long Term Senior Unsecured Debt rated greater than or equal to A by S&P or A2 by Moody's

    Level II         Long Term Senior Unsecured Debt rated greater than or equal to A-
                     by S&P or A3 by Moody's

    Level III        Long Term Senior Unsecured Debt rated greater than or equal to BBB+
                     by S&P or Baa1 by Moody's

    Level IV         Long Term Senior Unsecured Debt rated greater than or equal to BBB by S&P or Baa2 by Moody's

    Level V          Long Term Senior Unsecured Debt rated greater than or equal to BBB-
                     by S&P or Baa3 by Moody's

    Level VI         Long Term Senior Unsecured Debt rated less than or equal to BB+ by
                     S&P or Ba1 by Moody's, and at all other times (including if such ratings are not available from both S&P and Moody's)

                  For purposes of this definition, the Performance Level shall be determined by the applicable public debt rating for the Borrower or a Guarantor, as the case may be, as follows: (i) the public debt ratings shall be determined by the then-current rating announced by either S&P or Moody's, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Borrower or a Guarantor, as applicable; (ii) if only one of S&P and Moody's shall have in effect such a public debt rating, the Performance Level will be Level VI (except as a result of either S&P or Moody's, as the case may be, ceasing to be in the business of issuing public debt ratings, in which case the Performance Level shall be determined by reference to the available rating); (iii) if neither S&P nor Moody's shall have in effect such a public debt rating, the applicable Performance Level will be Level VI; (iv) if such public debt ratings established by S&P and Moody's shall fall within different levels, or shall fall within different levels with respect to each Guarantor, in each case the public debt rating will be determined by the higher of the two ratings, provided, that in the event that the lower of

                                                 $1,100,000,000 CREDIT AGREEMENT

such public debt ratings is more than one level below the higher of such public debt ratings, the public debt rating will be determined based upon the level that is one level above the lower of such public debt ratings; (v) if any such public debt rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (vi) if S&P or Moody's shall change the basis on which such public debt ratings are established, or shall change its respective rating system, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then-equivalent rating by S&P or Moody's, as the case may be.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

                  "PHCS" means Private Health Care Systems, Inc., a Delaware corporation and an Affiliate of the Borrower.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

                  "PRO RATA SHARE" means, (A) prior to the making of the Loans with respect to each Lender the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Commitment by (ii) the aggregate principal amount of all Commitments, and (B) after the making of the Loans with respect to each Lender the percentage obtained by dividing (i) the principal amount of such Lender's Loans by (ii) the aggregate principal amount of all Loans, in each case as such percentage may be adjusted by assignments permitted pursuant to Section 8.1.

                  "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                  "REGISTER" has the meaning assigned to that term in Section 2.1E.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "RELATED AGREEMENTS" means the Other Bridge Facility and all other "Loan Documents" as defined therein.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                  "REPLACEMENT LENDER" has the meaning assigned to that term in
Section 2.7.

                  "REQUISITE LENDERS" means the Lenders holding more than 66-2/3% of the aggregate outstanding principal amount of the Loans.

                  "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (iv) management or similar fees payable to any Guarantor or any of its Affiliates (other than the Borrower or any of its wholly-owned Subsidiaries); and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, (A) the Capital Securities and any Debt Issuance permitted by Section 6.2(iii), (B) Additional Parent Debt permitted by
Section 6.2(iv) and (C) Assurant Commercial Paper Debt permitted by Section 6.2(v).

                  "RETROCESSION AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaries, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaries under another Retrocession Agreement.

                  "REVOLVING CREDIT FACILITY" means a multi-year revolving credit facility, dated after the Closing Date, among the Borrower and one or more banks or financial institutions, providing an unsecured revolving credit commitment no greater than $500,000,000 for the Borrower with a maturity date later than the Maturity Date hereunder.

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

                  "SAP" means, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied in accordance with Section 1.2 hereof.

                  "SECURITIES" means any stock, share, partnership interest, membership interest in a limited liability company, voting trust certificate, certificate of interest or participation in any profit-sharing agreement or arrangement, option, warrant, bond, debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATUTORY STATEMENT" means, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

                  "STATUTORY SURPLUS" means, for any Insurance Subsidiary and its Subsidiaries, the "Total Adjusted Capital" (as defined by the NAIC) of such Insurance Subsidiary or Insurance Subsidiaries (as the case may be).

                                                 $1,100,000,000 CREDIT AGREEMENT

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that, notwithstanding the foregoing, it is understood and agreed that (i) Fortis Brussels SA/NV and Fortis Utrecht N.V. are each Subsidiaries of the Guarantors and (ii) no real estate Joint Venture of the Borrower or its Subsidiaries shall be considered a Subsidiary of the Borrower or its Subsidiaries unless such Joint Venture is consolidated on the balance sheet of the Borrower.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" means any present or future tax, levy, impost, duty, assessment, charge, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  "TERMINATED LENDER" has the meaning assigned to that term in
Section 2.7.

                  "TOTAL INVESTED ASSETS" means at any date, for any Insurance Subsidiary and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with SAP), the amount shown on the most recent available Statutory Statement of such Insurance Subsidiary at p. 2, line 11 (or, if the form of Statutory Statement of such Insurance Subsidiary shall be amended, such other page and line of such amended form as shall reflect the same information).

                  "TYPE OF LOAN" means a Base Rate Loan or a LIBOR Rate Loan.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or SAP, as applicable. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in effect on the date hereof which are in conformity with those used to prepare the financial statements referred to in Section 4.4. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to clauses (i) and

                                                 $1,100,000,000 CREDIT AGREEMENT

(ii) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event that a change in GAAP, SAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the covenants contained herein, the Lenders and the Borrower agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided that, if the Requisite Lenders and the Borrower fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by the Borrower and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP or SAP, as applicable, as in effect immediately prior to such change.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENT; MAKING OF LOAN; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to lend to the Borrower during the period from the Closing Date to December 31, 2003 an amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in Section 5.8A. The amount of each Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Commitments is $1,100,000,000;

                                                 $1,100,000,000 CREDIT AGREEMENT

provided that the Commitments of the Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to Section 8.1. Each Lender's Commitment shall expire immediately and without further action on December 31, 2003 to the extent Loans are not made by such Lender on or before that date. The Borrower may make up to three separate borrowings under the Commitments. Amounts borrowed under this Section 2.1A and subsequently repaid or prepaid may not be reborrowed.

         B. BORROWING MECHANICS. When the Borrower desires that the Lenders make Loans it shall deliver to the Administrative Agent on behalf of the Lenders a Notice of Borrowing no later than 11:00 a.m. (New York City time) at least three
(3) Business Days in advance of a proposed Loan in the case of a LIBOR Rate Loan, and no later than 11:00 a.m. (New York City time) at least one Business Day in advance of a proposed Loan in the case of a Base Rate Loan (or, with respect to a proposed Base Rate Loan to be made on the Closing Date, no later than 10:00 a.m. (New York City time) on the Closing Date). Promptly upon receipt by the Administrative Agent of such Notice of Borrowing, the Administrative Agent shall notify each Lender of the proposed borrowing.

         C. DISBURSEMENT OF FUNDS. Each Lender shall make its Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date of each proposed Loan, by wire transfer of same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in Section 3, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the date of such proposed Loans by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower at the Funding and Payment Office or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

         D. NOTES. Upon request by any Lender, the Borrower shall promptly execute and deliver to such Lender (or to the Administrative Agent for that Lender) a Note to evidence that Lender's Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions.

                  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent as provided in Section 8.1C. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

                                                 $1,100,000,000 CREDIT AGREEMENT

         E. THE REGISTER.

                  (i) The Administrative Agent shall, on behalf of Borrower, maintain at its Funding and Payment Office a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Administrative Agent shall record in the Register the Commitment and the Loans of each Lender, and each repayment or prepayment in respect of the principal amount of such Loans. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Note held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 8.1C. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST; TYPE OF LOAN.

                  (i) Subject to the provisions of Sections 2.2E, 2.5 and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through the

                                                 $1,100,000,000 CREDIT AGREEMENT

Maturity Date (whether by acceleration or otherwise) at a rate equal to (a) if a Base Rate Loan, the Base Rate plus (i) prior to the Guaranty Fall-Away Date, the Applicable Margin (Guarantor Rate) and (ii) on or after the Guaranty Fall-Away Date, the Applicable Margin (Borrower Rate) or (b) if a LIBOR Rate Loan, the sum of LIBOR plus (i) prior to the Guaranty Fall-Away Date, the Applicable Margin (Guarantor Rate) and (ii) on or after the Guaranty Fall-Away Date, the Applicable Margin (Borrower Rate).

                  (ii) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Notice of Borrowing or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Notice of Borrowing or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

                  (iii) In the event the Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Notice of Borrowing or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate
Loan). As soon as practicable after 11:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

         B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, the applicable interest period (each an "INTEREST PERIOD") to be applicable to such Loan shall be a one, two, three or six month period, as selected by the Borrower in the applicable Notice of Borrowing or Conversion/Continuation Notice; provided that

                  (i) in the case of immediately successive Interest Periods applicable to a Loan, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                  (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in

                                                 $1,100,000,000 CREDIT AGREEMENT

such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) of this Section 2.2B, end on the last Business Day of a calendar month;

                  (iv) no Interest Period with respect to any portion of the Loans shall extend beyond the scheduled Maturity Date;

                  (v) there shall be no more than three (3) Interest Periods outstanding at any time; and

                  (vi) in the event the Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. On each Interest Payment Date applicable to any portion of the Loans, the Borrower shall pay an amount equal to the aggregate amount of interest that has accrued since the Closing Date or the last Interest Payment Date, as applicable in respect of such portion of the Loans. In addition, interest on each Loan shall be payable in arrears upon any scheduled payment or prepayment of such Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         D. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amounts of the Loans not paid when due and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any case or proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the rate otherwise payable with respect to the applicable Loans (including, without limitation, in the case of any such fees and other amounts payable under this Agreement). Payment or acceptance of the increased rates of interest provided for in this Section 2.2D is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agents or the Lenders.

         E. COMPUTATION OF INTEREST. Interest payable pursuant to Section 2.2A shall be computed (i) in the case of Base Rate Loans at times when the Base Rate is based on the Prime Rate on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, and Base Rate Loans at times when the Base Rate is based on the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the

                                                 $1,100,000,000 CREDIT AGREEMENT

actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         F. CONVERSION/CONTINUATION.

                  (i) Subject to Section 2.6 and so long as no Potential Event of Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

                           (a) to convert at any time all or any part of any Loan equal to $200,000,000 and integral multiples of $25,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the Borrower shall pay all amounts due under Section 2.6 in connection with any such conversion; or

                           (b) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $200,000,000 and integral multiples of $25,000,000 in excess of that amount as a LIBOR Rate Loan.

                  (ii) The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                                                 $1,100,000,000 CREDIT AGREEMENT

2.3 FEES.

                  (i) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee equal to the average of the daily difference between (a) the outstanding Commitment of such Lender and
(b) the aggregate outstanding principal amount of the Loans made by such Lender, multiplied by 0.12%. Accrued commitment fees will be payable in arrears on December 31, 2003 or, if earlier, on the Maturity Date. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed.

                  (ii) The Borrower agrees to pay to the Joint Lead Arrangers and the Agents such fees in the amounts and at the times separately agreed to by the Borrower, the Joint Lead Arrangers and the Agents.

2.4      REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. PAYMENTS OF LOANS.

         The Borrower shall immediately prepay Loans at any time the outstanding amount of such Loans shall exceed the Commitments. The Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

         B. PREPAYMENTS; COMMITMENT REDUCTIONS.

                  (i) Voluntary Prepayments; Commitment Reductions. The Borrower may (x) at any time and from time to time upon not less than three (3) Business Day's prior irrevocable written notice given to the Administrative Agent, terminate or permanently reduce the unused portion of the Commitments on any Business Day or (y) at any time and from time to time prepay the Loans on any Business Day, in whole or in part, in each case in an aggregate minimum amount of $200,000,000 and integral multiples of $25,000,000 in excess of that amount or such lesser amount that may then be outstanding. Such notice of termination or reduction of the Commitment or prepayment of the Loans having been given as aforesaid shall be irrevocable and effective upon receipt by the Administrative Agent. The principal amount of the Loans specified in any notice of prepayment shall become due and payable on the prepayment date specified therein.

                  (ii)     Mandatory Prepayments; Commitment Reductions.

                           (a)      No later than (y) the third Business Day
following the date of receipt by the Borrower or any of its Subsidiaries of any NET Asset Sale Proceeds, the Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced

                                                 $1,100,000,000 CREDIT AGREEMENT

as set forth in Section 2.4B(iii) in an aggregate amount equal to such Net Asset Sale Proceeds.

                           (b)      No later than the third Business Day
following the date of receipt by the Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.4B(iii) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, that, in the case of any Subsidiary receiving any Net Insurance/Condemnation Proceeds, the Loans shall not be prepaid and/or the Commitments shall not be reduced in the event (and to the extent) any such Subsidiary is restricted in accordance with Section 6.4 from making a dividend or other distribution of such Net Insurance/Condemnation Proceeds to the Borrower.

                           (c)      No later than the third Business Day
following the date of receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from (x) a capital contribution to, or (y) the issuance of any Capital Stock of, the Borrower or such Subsidiary (but excluding any issuance by a Subsidiary of the Borrower to the Borrower or to a wholly-owned Subsidiary of the Borrower, and any capital contribution by the Borrower or a Subsidiary of the Borrower to a wholly-owned Subsidiary of the Borrower), the Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.4B(iii) in an aggregate amount equal to 100% of such proceeds, net of commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                           (d)      No later than the third Business Day
following the date of receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence or issuance of any Indebtedness by the Borrower or any such Subsidiary (including any Debt Issuance permitted by Section 6.2(iii)(b) and any Assurant Commercial Paper Debt permitted by Section 6.2(v), but excluding other Indebtedness permitted under other subclauses of
Section 6.2), Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.4B(iii) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                           (e)      Concurrently with any prepayment of the
Loans and/or reduction of the Commitments pursuant to Sections 2.4B(ii)(a) through 2.4B(ii)(d), the Borrower shall deliver to the Administrative Agent an Officers' Certificate demonstrating the calculation of the amount of the applicable net proceeds. In the event that the Borrower shall subsequently determine that the actual amount of net proceeds exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an

                                                 $1,100,000,000 CREDIT AGREEMENT

amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent an Officers' Certificate demonstrating the derivation of such excess.

                  (iii) Application of Prepayments/Commitment Reductions. The amount of any net proceeds received by the Borrower as described in Section 2.4B(ii)(a) through 2.4B(ii)(d) shall be applied as follows: (1) first, to automatically and permanently reduce any unused Commitments and (2) second, to the prepayment of the Loans; provided, that the first $650,000,000 in the aggregate of net proceeds received by the Borrower or its Subsidiaries as described in Section 2.4B(ii)(c) (including, without limitation, the proceeds of the Guarantor Contribution) shall not be so applied in the event (and to the extent) such proceeds are applied to permanently reduce the commitments and/or repay the obligations under the Other Bridge Facility in accordance with the terms thereof (it being understood that any excess over such amount shall be applied in accordance herewith); provided, further, that only the first $125,000,000 (or such lesser amount that corresponds to Loans made hereunder for general corporate purposes in accordance with Section 5.8A(iii)) of net proceeds of Indebtedness constituting Assurant Commercial Paper Debt permitted by Section 6.2(v) received by the Borrower or its Subsidiaries shall be applied in accordance herewith. Notwithstanding the foregoing, if any Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received are, collectively, less than $1,000,000, then the Borrower shall not be required to make any prepayment pursuant to this Section 2.4B until such times that the aggregate of all such Net Asset Sale Proceeds and Net Insurance Condemnation Proceeds not so applied equals or exceeds $1,000,000.

                  (iv) Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.6C.

                  (v) Guarantor Change of Control. Immediately upon the occurrence of a Guarantor Change of Control, the Commitments shall terminate and the Borrower shall repay the Loans.

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by the Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of the Administrative Agent; funds received by the Administrative Agent after

                                                 $1,100,000,000 CREDIT AGREEMENT

that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

                  (ii) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, provided that if such next succeeding Business Day occurs in the next calendar month, such payment shall be due and payable on the immediately preceding Business Day.

                  (iii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of the Loans shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iv) Distribution to Lenders. The Administrative Agent shall promptly distribute to each Lender, at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

                  (v) Interest on Costs and Expenses. If any Lender incurs any cost or expense that this Agreement entitles it to collect from the Borrower, such cost or expense shall be payable together with interest thereon at a rate per annum equal to the rate applicable to Base Rate Loans as then in effect, from the date such cost or expense is incurred until such payment date. Such Lender shall notify the Borrower, through the Administrative Agent, of the cost or expense to be paid plus the amount of interest thereon. This provision shall not apply to payments or prepayments of principal, amounts to be applied against principal, interest or any cost or expense to be collected pursuant to
Section 2.6C hereof.

2.5      INCREASED COSTS; TAXES.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of Section 2.5B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof

                                                 $1,100,000,000 CREDIT AGREEMENT

by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Non-Excluded Tax covered by
Section 2.5B or any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirement with respect to LIBOR Rate Loans that is reflected in the definition of LIBOR); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, subject to Section 2.4C(v), such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.5A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax imposed on or measured by the net income of any Lender (including franchise taxes imposed in lieu thereof) or any branch profits taxes) imposed,

                                                 $1,100,000,000 CREDIT AGREEMENT

levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower (a "Non-Excluded Tax").

                  (ii) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any Non-Excluded Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

                           (a)      the Borrower shall promptly notify the
Administrative Agent of any such requirement or any change in any such requirement;

                           (b)      the Borrower shall pay any such Tax before
the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may
be) on behalf of and in the name of the Administrative Agent or such Lender;

                           (c)      the sum payable by the Borrower in respect
of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made;

                           (d)      the Borrower shall indemnify each such
Lender, within thirty (30) days after demand by such Lender therefor, for the full amount of any Non-Excluded Tax paid or incurred by such Lender with respect to any payment by or obligation of the Borrower under the Loan Documents (including any Non-Excluded Tax imposed or asserted on or attributable to amounts payable under this Section 2.5) and any expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Tax were correctly or legally imposed or asserted by the relevant Governmental Authority; and

                           (e)      within thirty (30) days after paying any sum
from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided, that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of

                                                 $1,100,000,000 CREDIT AGREEMENT

each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a)      Each Lender that is not a United States
Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code for U.S. federal income tax purposes) (a "NON-US LENDER") shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) or, in the case of a Non-US Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a Certificate re Non-Bank Status and two original copies of Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender, and/or such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is exempt from or entitled to a reduced rate of withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

                           (b)      Each Lender required to deliver any forms,
certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.5B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, and/or such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to confirm or establish that such Lender is exempt from or entitled to a reduced rate of withholding of United States federal income tax with respect to payments

                                                 $1,100,000,000 CREDIT AGREEMENT

to such Lender under the Loan Documents or (2) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

                           (c)      The Borrower shall not be required to pay
any additional amount to any Non-US Lender under clause (c) of Section 2.5B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
(b)(1) of this Section 2.5B(iii); provided that if such Lender shall have satisfied the requirements of Section 2.5B(iii)(a) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this Section 2.5B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of Section 2.5B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is exempt from or entitled to a reduced rate of withholding.

                  (iv) Refunds. In the event that an additional payment is made under this Section 2.5B for the account of any Lender and such Lender, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

         C. CAPITAL ADEQUACY ADJUSTMENT. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence

                                                 $1,100,000,000 CREDIT AGREEMENT

of, or with reference to, such Lender's Loans or Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, subject to Section 2.4C(v), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.6      SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

         A. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank LIBOR market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

         B. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this

                                                 $1,100,000,000 CREDIT AGREEMENT

Agreement which materially and adversely affect the interbank LIBOR market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.6C, to rescind such Notice of Borrowing or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.6B shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

         C. COMPENSATION FOR BREAKAGE. The Borrower shall compensate each Lender upon written request by such Lender (which request shall set forth the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment of, or any conversion of, any LIBOR Rate Loan made by such Lender occurs on a date other than the last day of an Interest Period applicable to such Loan or

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                                                 $1,100,000,000 CREDIT AGREEMENT

(iii) if any prepayment of any LIBOR Rate Loan made by such Lender is not made on any date specified in a notice of prepayment given by the Borrower.

         D. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         E. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this Section 2.6 and under Section 2.5A and 2.5C shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.6 and under Section 2.5A and 2.5C.

2.7      REMOVAL OR REPLACEMENT OF A LENDER.

         Anything contained herein to the contrary notwithstanding, in the event that: any Lender shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.5 or Section 2.6A or 2.6B, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower's request for such withdrawal; then, with respect to each such Lender (a "TERMINATED LENDER"), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 8.1 for a purchase price equal to the outstanding principal amount of the Loans assigned and accrued interest thereon and accrued and theretofore unpaid fees owing to such Terminated Lender under Section 2.3 through the date of assignment, to be paid by the Replacement Lender on the date of such assignment; provided, that on the last day of the next successive Interest Period, the Borrower shall pay any amounts payable to such Terminated Lender to the date of such assignment pursuant to Sections 2.5 or 2.6 or otherwise as if it were a prepayment. Upon the completion of such assignment and the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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                                                 $1,100,000,000 CREDIT AGREEMENT

2.8      MITIGATION.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.5 or 2.6, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the Affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.5 or 2.6 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

SECTION 3. CONDITIONS PRECEDENT

3.1      CONDITIONS TO CLOSING DATE.

         The obligations of the Lenders to make the Loans hereunder on the Closing Date are subject to the satisfaction of the following conditions prior to or on the Closing Date:

         A. BORROWER DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent on behalf of each Lender the following with respect to the Borrower and each Guarantor:

                  (i) Certified copies of the Organizational Documents of such Person, each dated a recent date prior to the Closing Date, certified as of a recent date prior to the Closing Date by the appropriate governmental official or an officer of such Person, as applicable;

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                                                 $1,100,000,000 CREDIT AGREEMENT

                  (ii) Resolutions of the board of directors (or similar governing body) of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party and certified as of the Closing Date by an officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of (or, with respect to the Guarantors only, powers of attorney from) the officers of such Person executing on behalf of such Person the Loan Documents and Related Agreements to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party;

                  (v) With respect to the Borrower, a good standing certificate or certificate of existence, as applicable, from the Secretary of State (or similar official) from the jurisdiction of formation of the Borrower certified as of a recent date prior to the Closing Date; and

                  (vi) Such other documents as the Administrative Agent on behalf of the Lenders may reasonably request.

         B. OPINIONS OF COUNSEL. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (i) Katherine Greenzang, Esq., Senior Vice President, General Counsel and Secretary for the Borrower; (ii) Simpson Thacher & Bartlett LLP, special New York counsel for the Borrower, (iii) Lionel Sawyer & Collins, Nevada counsel for the Borrower, (iv) Philip Povel, Esq., in-house legal counsel in The Netherlands to Fortis N.V., (v) De Brauw Blackstone Westbroek P.C., Netherlands counsel for the Lenders, (vi) Betty Keutgen, Esq., Director Legal Group of Fortis SA/NV, (vii) Linklaters De Bandt, Belgian counsel for each of the Guarantors, and (viii) Davis Polk & Wardwell, special New York counsel for each of the Guarantors, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IV-A, Exhibit IV-B, Exhibit IV-C,
Exhibit IV-D, Exhibit IV-E, Exhibit IV-F, Exhibit IV-G and Exhibit IV-H respectively annexed hereto and as to such other matters as the Administrative Agent may reasonably request.

         C. RELATED AGREEMENTS. The Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be satisfactory in form and substance to the Administrative Agent and shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by any of

                                       44

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                                                 $1,100,000,000 CREDIT AGREEMENT

the Lenders or the Administrative Agent to be material, in each case without the consent of the Lenders and the Administrative Agent.

         D. STATUTORY RESERVES CERTIFICATE. The Administrative Agent shall have received a certificate of the chief financial officer or chief actuarial officer of the Borrower, dated the Closing Date, confirming the information in Section 4.4C.

         E. PAYMENT OF AMOUNTS DUE. The Borrower shall have paid to the Joint Lead Arrangers and the Agents, all reasonable out-of-pocket costs, fees (including, without limitation, those fees due on the Closing Date referred to in Section 2.3), expenses (including, without limitation, legal fees and expenses) and other compensation payable on the Closing Date.

         F. EXISTING INTERCOMPANY OBLIGATIONS; OTHER INDEBTEDNESS. The Administrative Agent shall have received from the Borrower evidence satisfactory to it that, on the Closing Date (immediately prior to the funding of the Loan hereunder), the Borrower and its Subsidiaries have no Indebtedness other than
(i) the Existing Intercompany Obligations (as described on Schedule 3.1F hereto) and the Demand Note which, collectively, do not exceed $1,275,002,000 in aggregate principal amount, (ii) under the Related Agreements and (iii) as permitted by Section 6.2.

         G. GOVERNMENTAL AUTHORIZATIONS AND CONSENTS.

                  (i) The Borrower and each of the Guarantors shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the Related Agreements, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Administrative Agent and the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                  (ii)     Each of the Lenders shall have received, at least two
(2) Business Days in advance of the Closing Date, all documentation and other information required by Governmental Authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including, without limitation, as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

                                                 $1,100,000,000 CREDIT AGREEMENT

         H. MATERIAL ADVERSE EFFECT. Since December 31, 2002, there shall not have occurred a material adverse effect upon (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Guarantors and their Subsidiaries, taken as a whole.

         I. NO LITIGATION. There shall not exist any action, suit, proceeding (whether administrative, judicial or otherwise), arbitration or governmental investigation at law or in equity, or before or by any Governmental Authority, domestic or foreign, pending or threatened, that, singly or in the aggregate, could reasonably be expected to materially impair the transactions contemplated by the Loan Documents or the transactions contemplated by the Related Agreements, or that could reasonably be expected to have a Material Adverse Effect.

         J. SOLVENCY ASSURANCES. The Administrative Agent shall have received a Financial Condition Certificate from the chief financial officer of the Borrower, dated the Closing Date, satisfactory to the Administrative Agent, and with appropriate attachments demonstrating that, before and after giving effect to the Assurant Reincorporation, the Assurant IPO, the Revolving Credit Facility and any Debt Issuance and the other transactions contemplated by the Loan Documents and the Related Agreements, the Borrower, individually, and together with each of its Subsidiaries (on a consolidated basis), will be, Solvent.

         K. FINANCIAL STATEMENTS. The Lenders shall have received from the Borrower (i) the historical financial statements and (ii) the pro forma consolidated balance sheets, prepared in accordance with GAAP and reflecting the consummation of the related financing and the other transactions contemplated by the Loan Documents and the Related Agreements (which pro forma financial statements shall be in form and substance satisfactory to the Lenders), in each case as provided in Section 4.4A of this Agreement.

         L. MARKET CONDITIONS. There shall have not occurred or become known to any of the Joint Lead Arrangers, any of the Agents or any of the Lenders any circumstance, change or condition in the financial or capital markets generally that, in the judgment of the Joint Lead Arrangers, could have a material adverse effect on the market for capital market debt Securities or could otherwise materially and adversely impair the consummation of the Assurant IPO.

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

                                                 $1,100,000,000 CREDIT AGREEMENT

3.2      CONDITIONS TO EACH LOAN.

         A. CONDITIONS PRECEDENT. The obligations of the Lenders to make any Loans hereunder, including any Loans made on the Closing Date, are subject to the satisfaction of the following conditions:

                  (i) the Administrative Agent shall have received, in accordance with the provisions of Section 2.1B, an originally executed Notice of Borrowing signed by the Borrower;

                  (ii) after giving effect to the making of such Loans, the aggregate amount of all Loans outstanding shall not exceed the Commitments then in effect;

                  (iii) the representations and warranties contained herein and in the other Loan Documents and in the Related Agreements shall be true, correct and complete in all material respects on and as of the date of such Loans to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (iv) no event shall have occurred and be continuing or would result from the consummation of the borrowing of the Loans hereunder, or the transactions contemplated by the Related Agreements, that would constitute an Event of Default or a Potential Event of Default; and

                  (v) the Administrative Agent shall have received evidence satisfactory to it that (A) the proceeds of the Loans shall be used, on the Closing Date, together with the proceeds of loans made under the Other Bridge Facility (borrowed under the Other Bridge Facility for the same purpose), to repay (in full) the Demand Note and the Existing Intercompany Obligations, and all accrued fees, costs, expenses, premiums or penalties in connection therewith and (B) to the extent that the proceeds of any of the Loans are to be used to repay or otherwise redeem the Capital Securities, or to pay accrued fees, costs, expenses, premiums or penalties in connection therewith, (x) the Borrower shall be in compliance with Section 5.8A and (y) such proceeds shall be used, together with the proceeds of loans made under the Other Bridge Facility (borrowed under the Other Bridge Facility for the same purpose), to repay or otherwise redeem all Capital Securities and to pay all such fees, costs, expenses, premiums or penalties.

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

                                                 $1,100,000,000 CREDIT AGREEMENT

SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans hereunder, the Borrower represents and warrants to each Agent and each Lender that the following statements are true, correct and complete:

4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except where the failure to be duly organized, validly existing or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. The Borrower and each of its Subsidiaries is duly qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. SUBSIDIARIES. Schedule 4.1C sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date, and identifies each Subsidiary that is an Insurance Subsidiary.

4.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of each Loan Document and each Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Borrower.

         B. NO CONFLICT. The execution, delivery and performance by the Borrower of each Loan Document and each Related Agreement to which it is a party and the consummation of the transactions contemplated by each Loan Document and each Related Agreement to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, or any of the Organizational Documents of the Borrower or any of its Subsidiaries, (ii) violate any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries, except to the extent such

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

                                                 $1,100,000,000 CREDIT AGREEMENT

violation could not reasonably be expected to have a Material Adverse Effect,
(iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries, or (v) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Borrower of each Loan Document and each Related Agreement to which it is a party and the consummation of the transactions contemplated by each Loan Document and each Related Agreement to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

         D. BINDING OBLIGATION. Each of the Loan Documents and each of the Related Agreements to which it is a party has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3      VALID ISSUANCE OF SECURITIES.

         The Capital Stock of the Borrower and each of its Material Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower.

4.4      FINANCIAL CONDITION.

         A. GAAP FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Administrative Agent (a) the audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002 and the audited consolidated balance sheet of the Guarantors and their Subsidiaries as at December 31, 2002, and the related audited consolidated statements of income, stockholders' equity and cash flows of each of such companies for the Fiscal Year then ended, together with all related notes and schedules thereto and (b) the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2003, and the related unaudited statements of income, stockholders' equity and cash flows of each of such companies for the portion of the Fiscal Year then ended. All such statements of the Borrower and its Subsidiaries were

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                                                 $1,100,000,000 CREDIT AGREEMENT

prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case could reasonably be expected to have a Material Adverse Effect.

         B. STATUTORY FINANCIAL STATEMENTS. All annual convention statements ("ANNUAL CONVENTION STATEMENTS") and the quarterly convention statements ("QUARTERLY CONVENTION STATEMENTS") and supplements thereto, in each case required to be filed since January 1, 2000 with any Applicable Insurance Regulatory Authority by the Insurance Subsidiaries have been duly filed and, except where the failure to file in a timely fashion, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, all such filings have been timely. Such Annual Convention Statements for the Fiscal Years ended December 31, 2000, 2001 and 2002 and such Quarterly Convention Statements for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (including the financial statements on a statutory basis and the accompanying exhibits and schedules) and supplements thereto, were prepared in accordance with SAP applied on a consistent basis throughout such periods except as otherwise stated therein or required by the rules and regulations of the Applicable Insurance Regulatory Authorities and in accordance with the books and records of the Insurance Subsidiaries and present fairly, in accordance with such practices, the statutory financial position as at the date of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements. Each Insurance Subsidiary owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such required reserves and other similar amounts of such Insurance Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         C. STATUTORY RESERVES. The statutory reserves of each of the Insurance Subsidiaries (the "STATUTORY RESERVES") as set forth in the Annual Convention Statements and the Quarterly Convention Statements (i) were determined in accordance with generally accepted actuarial standards consistently applied,
(ii) were fairly stated in all material respects in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that are in accordance with those specified in the related policy provisions, (iv) make adequate provision for all matured and unmatured liabilities of the Insurance Subsidiaries under the terms of its Insurance Contracts, Reinsurance Agreements and Retrocession Agreements at such date, (v) are computed and are fairly stated in all material respects in accordance with SAP, and (vi) are in compliance in all material respects with the requirements of all Applicable Insurance Regulatory

                                                 $1,100,000,000 CREDIT AGREEMENT

Authorities. Since December 31, 2002, there has been no change in the Statutory Reserves of any of the Insurance Subsidiaries, except for changes that could not reasonably be expected to have a Material Adverse Effect.

4.5      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2002, no event or change has occurred that has caused or evidences, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6      TITLE TO PROPERTIES; LIENS.

         The Borrower and each of its Subsidiaries has (i) good and marketable title in fee simple in (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good and marketable title to (in the case of all other personal property), all of its material properties and assets reflected in the financial statements referred to in Section 4.4A or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements and prior to the Closing Date or as otherwise permitted under Section 6.6. Except as permitted by this Agreement or as contemplated by the Loan Documents and Related Agreements, all such properties and assets are free and clear of Liens.

4.7      NO LITIGATION; COMPLIANCE WITH LAWS.

         Except as otherwise disclosed on Schedule 4.7 hereto, there are no actions, suits, proceedings (whether administrative, judicial or otherwise), arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of it Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), that are pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and that (x) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (y) involve any of the Loan Documents or the Related Agreements or the transactions contemplated thereby. Neither the Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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                                                 $1,100,000,000 CREDIT AGREEMENT

4.8      PAYMENT OF TAXES.

         Except as otherwise permitted under Section 5.5, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges imposed upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries knows of any proposed tax assessment against Borrower or any of its Subsidiaries which is not adequately reserved in accordance with GAAP and being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings.

4.9      NO DEFAULT.

         Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.10     GOVERNMENTAL REGULATION.

         Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

4.11     SECURITIES ACTIVITIES.

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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                                                 $1,100,000,000 CREDIT AGREEMENT

4.12     EMPLOYEE BENEFIT PLANS.

         A. Each of the Borrower and its Subsidiaries are in all material respects in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to do so could not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and the Borrower is not aware of any circumstances likely to result in revocation of such favorable determination letter.

         B. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA (other than required contributions which have been timely made when due) has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any of their ERISA Affiliates, and no ERISA Event has occurred or is reasonably expected to occur, in each case that would reasonably be expected to result in a material liability to the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

         C. Except as disclosed on Schedule 4.12 hereto and to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower and its Subsidiaries. The Borrower has retained the right to amend or terminate its retiree medical arrangements at any time.

         D. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries or any of their ERISA Affiliates (determined as of the beginning of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the actuarial value of the assets of each such Pension Plan, in each case by an amount which could reasonably be expected to have a Material Adverse Effect.

         E. None of the Borrower, any Subsidiary of the Borrower or any of their respective ERISA Affiliates contributes to or is required to contribute to a Multiemployer Plan. No Subsidiary or ERISA Affiliate of the Borrower or any Subsidiary of the Borrower maintains an Employee Benefit Plan subject to Title IV of ERISA.

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                                                 $1,100,000,000 CREDIT AGREEMENT

4.13     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby except for such fees payable under Section 2.3 or as otherwise disclosed to the Joint Lead Arrangers and the Agents, and the Borrower hereby indemnifies each of the Joint Lead Arrangers and each of the Agents and each Lender against, and agrees that it will hold each of the Joint Lead Arrangers and each of the Agents and each Lender harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.14     ENVIRONMENTAL PROTECTION.

         A. Neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         B. Neither the Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law.

         C. There are and, to the Borrower's and each of its Subsidiaries' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         D. Compliance with all current or reasonably anticipated future requirements pursuant to or under Environmental Laws is not reasonably expected to have a Material Adverse Effect.

4.15     SOLVENCY.

         The Borrower, individually, and together with each of its Subsidiaries (on a consolidated basis), is, and on each date on which the Borrower incurs any Obligations will be, Solvent.

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                                                 $1,100,000,000 CREDIT AGREEMENT

4.16     RESTRICTIONS.

         There are no contractual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions permitted under Section 6.4.

4.17     RELATED AGREEMENTS.

         A. The Borrower has delivered to the Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Each of the representations and warranties given by the Borrower in the Related Agreements is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

         B. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the borrowings contemplated by the Related Agreements have been obtained and are in full force and effect.

         C. On the Closing Date, (i) all of the conditions to effecting or consummating the borrowings contemplated by the Related Agreements as set forth in the Related Agreements have been duly satisfied or, with the consent of the Administrative Agent, waived, and (ii) the borrowings contemplated by the Related Agreements have been consummated in accordance with the Related Agreements and all applicable laws.

4.18     INSURANCE LICENSES.

         No Insurance License, the suspension, revocation, termination, non-renewal or limitation of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension, revocation, termination, non-renewal or limitation and, to the knowledge of the Borrower and its Subsidiaries, no such suspension, revocation, termination, non-renewal or limitation has been threatened by any Governmental Authority. No Insurance Subsidiary transacts any Insurance Business, directly or indirectly, in any jurisdiction where such business requires any Insurance License that is not validly maintained by such Insurance Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.19     DISCLOSURE.

         No representation or warranty of the Borrower contained in any of the Loan Documents or in any other document, certificate or written statement furnished to any of the Agents or any of the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement

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                                                 $1,100,000,000 CREDIT AGREEMENT

(including, without limitation, the Form S-1 of Assurant as filed with the Securities and Exchange Commission (together with filed amendments)) contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to the Borrower or any of its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to each of the Agents for use in connection with the transactions contemplated hereby.

SECTION 5. BORROWER'S AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and all other Obligations, unless the provisions of this Section 5 are waived or amended in accordance with Section 8.5, the Borrower shall perform all covenants in this
Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrower will deliver to the Administrative Agent:

                  (i) Quarterly Financial Statements: within 45 days after the end of each Fiscal Quarter ending after the Closing Date, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrower as fairly presenting, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP, subject to changes resulting from audit and normal year-end adjustments;

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                                                 $1,100,000,000 CREDIT AGREEMENT

                  (ii) Annual Financial Statements: within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and certified by the chief financial officer of the Borrower as fairly presenting, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated; and (b) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by the Borrower, and reasonably satisfactory to the Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Loan Documents, (2) whether, in connection therewith, any condition or event that constitutes a Potential Event of Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (it being understood that such statement shall be limited to the items that independent certified public accountants are permitted to cover in such statements pursuant to the professional standards and customs of the accounting profession);

                  (iii) Compliance Certificate: together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 5.1(i) and 5.1(ii), a duly executed and completed Compliance Certificate;

                  (iv) Filings: (a) promptly upon their becoming available, copies of all financial statements, periodic reports and proxy statements filed with, or furnished to, the Securities and Exchange Commission, or, after the closing of the Assurant IPO, sent by the Borrower to its shareholders or other security holders, and (b) promptly following the request of the Administrative Agent or any Lender, a copy of all material information filed by the Borrower with any Governmental Authority to the Administrative Agent or such Lender;

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                                                 $1,100,000,000 CREDIT AGREEMENT

                  (v) Notice of Default, etc.: promptly (with a copy to each Lender) upon (a) the occurrence of any condition or event that constitutes an Event of Default or Potential Event of Default or notice being given to the Borrower or any of its Subsidiaries with respect thereto, (b) any Person giving any notice to the Borrower or any of its Subsidiaries or taking any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, or (c) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (vi) Notice of Litigation: promptly after the Borrower becomes aware or has knowledge of (x) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any of their respective property (collectively, "PROCEEDINGS") or (y) any material development in any such Proceeding, in either case that (A) the Borrower believes has a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect or (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by the Related Agreements, written notice thereof together with such other information as may be reasonably available to the Borrower or such Subsidiary to enable the Lenders and their counsel to evaluate such matters;

                  (vii) Change in Rating: prompt written notice of any and all changes in the rating given the Borrower or, prior to the Guaranty Fall-Away Date, either of the Guarantors by Moody's or S&P;

                  (viii)   Insurance Reports and Filings:

                           (a)      (1) prompt written notice to the
Administrative Agent and each Lender of the failure by any Insurance Subsidiary to file its Statutory Statements and any statements referred to in Section 4.4B or in Section 4.4C, and (2) promptly following the request of the Administrative Agent or any Lender, a complete copy of any Statutory Statement and any statements referred to in Section 4.4B or in Section 4.4C to the Administrative Agent or such Lender;

                           (b)      promptly following the delivery or receipt,
as the case may be, by any Insurance Subsidiary or any of their respective Subsidiaries, copies of (1) each material examination and/or audit report or other similar report submitted to any Insurance Subsidiary by any Applicable Insurance Regulatory Authority, (2) all material

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                                                 $1,100,000,000 CREDIT AGREEMENT

information which the Lenders may from time to time request with respect to the nature or status of any material deficiencies or violations reflected in any such examination, report or other similar report and (3) each registration, filing, submission, report, order, direction, instruction, approval, authorization, license or other notice which the Borrower or any Insurance Subsidiary may at any time make with, or receive from, any Applicable Insurance Regulatory Authority except with respect to matters arising in the ordinary course of business of the Borrower or such Insurance Subsidiary;

                           (c)      promptly following the preparation thereof,
any material report by an independent actuarial consulting firm reviewing the adequacy of loss reserves (net of reinsurance) of any Insurance Subsidiary, together with such firm's opinion affirming the adequacy of such loss reserves; and

                           (d)      promptly following notification thereof from
a Governmental Authority, and in any event not later than five (5) Business Days after receipt of such notice, written notice of the revocation, suspension, termination, non-renewal or limitation of, or the taking of any other action in respect of, any material Insurance License;

                  (ix) Related Agreements; Revolving Credit Facility: copies of all notices given or received by the Borrower in connection with the Related Agreements and the Revolving Credit Facility on the day that such notice is given by the Borrower or within three (3) Business Days after such notice is received by it, as the case may be (except that for notices of potential and actual defaults or events of default given or received by the Borrower, the Borrower will deliver copies of such notices to the Administrative Agent on the day that such notice is given by the Borrower or within one (1) Business Day after any such notice is received by the Borrower); provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, notices of borrowing or extensions of credit given or received in the ordinary course by the Borrower in connection with the Related Agreements and the Revolving Credit Facility, need not be delivered; and

                  (x) Other Information: with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

5.2      BOOKS AND RECORDS.

         The Borrower will, and will cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and SAP, as applicable, consistently applied shall be made of all material dealings and transactions in relation to its business and activities; and (b) permit representatives or agents of the Administrative Agent (or during the continuance of a

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                                                 $1,100,000,000 CREDIT AGREEMENT

Event of Default hereunder, any Lender) to visit and inspect any of its properties or assets and examine and make abstracts from any of its books and records upon reasonable prior notice during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries so long as the Borrower is provided the opportunity to participate.

5.3      EXISTENCE.

         Except as otherwise permitted by Section 6.6, the Borrower will, and will cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, privileges, licenses (including Insurance Licenses) and franchises material to its business; provided, that neither the Borrower nor any of its Subsidiaries shall be required to preserve the existence of any such Subsidiary, or any such right, privilege, license or franchise of the Borrower or such Subsidiary if the Borrower's or such Subsidiary's board of directors (or similar governing body) shall determine that the preservation of such existence, right, privilege, license or franchise is no longer desirable in the conduct of the business of such Person, and that the loss thereof or dissolution (as the case may be) is not disadvantageous in any material respect to the Borrower or such Subsidiary or the Lenders.

5.4      INSURANCE.

         The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

5.5      PAYMENT OF TAXES AND CLAIMS.

         The Borrower will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings and adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor.

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                                                 $1,100,000,000 CREDIT AGREEMENT

5.6      MAINTENANCE OF PROPERTIES.

         The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.7      COMPLIANCE WITH LAWS.

         The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8      USE OF PROCEEDS.

         A. PROCEEDS OF LOANS. The proceeds of the Loans made pursuant to 2.1A shall be used (i) on the Closing Date, together with the proceeds of loans made under the Other Bridge Facility (borrowed under the Other Bridge Facility for the same purpose) to repay (in full) the Demand Note and the Existing Intercompany Obligations, and all accrued fees, costs, expenses, premiums or penalties in connection therewith, (ii) to repay or otherwise redeem the Capital Securities, and to pay accrued fees, costs, expenses, premiums or penalties in connection therewith, or (iii) for general corporate purposes; provided, that not more than $125,000,000 of proceeds from Loans hereunder and under the Other Bridge Facility (borrowed under the Other Bridge Facility for the same purpose), in the aggregate, may be used for general corporate purposes; provided, further, that to the extent that the proceeds of any of the Loans are to be used to repay or otherwise redeem the Capital Securities, or to pay accrued fees, costs, expenses, premiums or penalties in connection therewith, such proceeds shall be used, together with the proceeds of loans made under the Other Bridge Facility (borrowed under the Other Bridge Facility for the same purpose), to repay or otherwise redeem all Capital Securities and to pay all such fees, costs, expenses, premiums or penalties.

         B. MARGIN REGULATIONS. No part of the proceeds of the Loans made to the Borrower will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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                                                 $1,100,000,000 CREDIT AGREEMENT

5.9      ASSURANT IPO; OTHER FINANCINGS.

                  (i) The Borrower will use its best efforts to, as soon as practicable following the Closing Date, to (a) consummate the Assurant IPO and, thereafter, consummate a Debt Issuance with such fees, pricing, covenants and other terms as are, in the reasonable opinion of the Joint Lead Arrangers, prevailing for new issues of Securities of comparable size and credit rating in the capital markets at the time such issuance is consummated and obtained in comparable transactions made on an arm's length basis between unaffiliated parties, with the amount to be financed to be in an amount at least sufficient to repay the Obligations in full, (b) enter into the Revolving Credit Facility in form and substance reasonably satisfactory to the Joint Lead Arrangers and
(c) repay or otherwise redeem (in full) the Capital Securities.

                  (ii) Borrower will, promptly after entering into the Revolving Credit Facility, incur Assurant Commercial Paper Debt permitted by
Section 6.2(v) in an amount that corresponds to Loans made hereunder for general corporate purposes in accordance with Section 5.8A(iii).

                  (iii) The Borrower will, on or before the closing date of the Assurant IPO, (a) consummate the Assurant Reincorporation and (b) in connection therewith, deliver or cause to be delivered to the Administrative Agent (A) a Joinder Agreement duly executed by Assurant (and the other parties thereto) and (B) favorable legal opinions covering such matters with respect to Assurant, the Loan Documents and such Joinder Agreement consistent with opinions delivered with respect to the Borrower and the Loan Documents on the Closing Date and addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory thereto.

                  (iv) The Borrower will (a) provide written notice to the Administrative Agent and the Joint Lead Arrangers reasonably in advance of the consummation of the Assurant Reincorporation, the entering into of the Revolving Credit Facility and the closing of Debt Issuance described in clause (i)(a) above, and (b) make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and state securities laws as shall be required to consummate such Debt Issuance.

5.10     CLAIMS PARI PASSU.

         The Borrower shall ensure that at all times the Obligations and any other claims of the Joint Lead Arrangers, the Agents and the Lenders arising hereunder or under any of the Loan Documents rank at least pari passu with the claims of all of the Borrower's or its Subsidiaries' other senior unsecured creditors, except (i) those creditors whose claims are preferred by any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and (ii) those claims which are permitted to be secured under Section 6.1.

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                                                 $1,100,000,000 CREDIT AGREEMENT

SECTION 6. BORROWER'S NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless the provisions of this Section are waived or amended in accordance with Section 8.5, the Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      LIENS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i) Liens existing on the Closing Date securing Indebtedness in an aggregate principal amount not to exceed $20,000,000;

                  (ii) Liens imposed by law for Taxes that are not yet required to be paid pursuant to Section 5.5;

                  (iii) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and material men, and other Liens imposed by law, in each case incurred in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (iv) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

                  (v) Liens on pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to real property, in each case which do not and will

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                                                 $1,100,000,000 CREDIT AGREEMENT

not, individually or in the aggregate, interfere in any material respect with the use or value thereof;

                  (vii) any interest or title of a lessor or sublessor under any operating or true lease of real estate entered into by the Borrower or one of its Subsidiaries in the ordinary course of its business covering only the assets so leased;

                  (viii) Liens created pursuant to Capital Leases permitted pursuant to Section 6.2(x); provided, that such Liens are only in respect of the property or assets subject to, and secure only, such Capital Leases;

                  (ix) purchase money Liens in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or one of its Subsidiaries; provided, that (a) such Lien secures Indebtedness permitted by Section 6.2(x)), (b) such Lien is incurred, and the Indebtedness secured thereby is created, within ninety (90) days after such acquisition (or construction), (c) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (d) such Lien does not apply to any other property or assets of the Borrower or any of its Subsidiaries;

                  (x) Liens given to secure the obligations of an Insurance Subsidiary under Reinsurance Agreements, Retrocession Agreements and other similar obligations (other than obligations for the payment of borrowed money), incurred by such Insurance Subsidiary in the ordinary course of business;

                  (xi) Liens securing judgments that do not constitute an Event of Default under Section 7.8;

                  (xii) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (b) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries;

                  (xiii) licenses of intellectual property granted in a manner consistent with past practice; and

                  (xiv) other Liens securing Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding any of the foregoing exceptions, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon

                                                 $1,100,000,000 CREDIT AGREEMENT

the Capital Stock of any of its Subsidiaries owned by the Borrower or any such Subsidiary or upon any Indebtedness owed to such Subsidiary by the Borrower or any of its Subsidiaries.

6.2      INDEBTEDNESS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i)      the Obligations;

                  (ii) Indebtedness arising under (a) the Related Agreements and (b) the Revolving Credit Facility;

                  (iii) Indebtedness in respect of (a) the Capital Securities and (b) any Debt Issuance in accordance with Section 5.9(i); provided, that the proceeds of each such Debt Issuance under the foregoing clause (b) are applied in accordance with Section 2.4B;

                  (iv) Additional Parent Debt in an aggregate principal amount not to exceed $200,000,000 at any time outstanding; provided, that all such Indebtedness (a) shall be unsecured, (b) shall be incurred after the Closing Date and (c) shall be extinguished on or prior to the consummation of the Assurant IPO;

                  (v) Assurant Commercial Paper Debt; provided, that (x) all such Indebtedness (A) shall be unsecured and (B) shall be incurred after consummation of the Assurant IPO, and (y) the proceeds of such Indebtedness are applied in accordance with Section 2.4B;

                  (vi) Indebtedness existing on the Closing Date and set forth on Schedule 6.2, but, in each case, not any extensions, renewals or replacements of such Indebtedness except (a) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (b) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (a) or (b) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom;

                                                 $1,100,000,000 CREDIT AGREEMENT

                  (vii) Indebtedness owing by the Borrower to any Subsidiary; provided, that all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case is satisfactory to the Administrative Agent;

                  (viii) Indebtedness owing by any wholly-owned Subsidiary of the Borrower to the Borrower or to another wholly-owned Subsidiary of the Borrower;

                  (ix) Indebtedness owing by any non-wholly-owned Subsidiary of the Borrower to the Borrower or to a wholly-owned Subsidiary of the Borrower; provided, that the aggregate principal amount of all such Indebtedness under this clause (x) shall not exceed $10,000,000 at any time outstanding;

                  (x) purchase money Indebtedness and Capital Leases, in each case incurred in the ordinary course of business after the Closing Date,
(a) in an aggregate principal amount (including the capitalized portion of any Capital Leases), not to exceed $3,000,000 at any time outstanding and (b) any Capital Lease in connection with the Ohio Sale/leaseback Transaction;

                  (xi) Indebtedness of any Insurance Subsidiary in respect of letters of credit issued under letter of credit facilities and (a) securing obligations under Reinsurance Agreements or Retrocession Agreements entered into in the ordinary course of business of such Subsidiary or (b) issued in lieu of deposits to satisfy any requirements imposed by any Applicable Insurance Regulatory Authority, in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than ten (10) days following receipt by such Subsidiary of notice of payment on such letter of credit;

                  (xii) Indebtedness of the Borrower under Interest Rate Agreements entered into (a) in respect of the Obligations and the obligations under the Related Agreements and the Revolving Credit Facility and (b) in the ordinary course of business and consistent with past business practice of the Borrower and its Subsidiaries (and not for speculative purposes);

                  (xiii) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

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

                                                 $1,100,000,000 CREDIT AGREEMENT

                  (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three Business Days of its incurrence; and

                  (xv) other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

6.3      INVESTMENTS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                  (i) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

                  (ii) (a) the Borrower and its Subsidiaries may continue to own each Investment owned by it on September 30, 2003 (and other Investments owned as of the Closing Date) and identified in reasonable detail on Schedule 6.3A and (b) may continue to own and make Investments which comply with the Borrower's investment guidelines (including Investments in real estate as described therein in the form of Joint Ventures) attached hereto as Schedule 6.3B (with such amendments, supplements or other modifications to such investment guidelines as the Business Unit Investment Committees and/or the Risk Management Committee of the Borrower and its Subsidiaries may from time to time approve in the ordinary course of business and consistent with past business practice of the Borrower and its Subsidiaries, provided that copies of any such amendment, supplement or other modification shall be delivered to the Administrative Agent promptly following such approval);

                  (iii) (a) Investments constituting intercompany Indebtedness permitted by Section 6.2, (b) Investments in wholly-owned Subsidiaries of the Borrower that are in existence on the Closing Date and (c) Investments in wholly-owned Insurance Subsidiaries and wholly-owned Subsidiaries that engage in a business reasonably related to an Insurance Business;

                  (iv) (a) loans and advances to employees of the Borrower and its Subsidiaries for relocation and travel expenses made in the ordinary course of business and consistent with past practice, and (b) other loans and advances to employees of the Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding (the amounts under this clause (b) to be inclusive of the amount of such loans and advances listed on Schedule 6.3A);

                                                 $1,100,000,000 CREDIT AGREEMENT

                  (v) any non-Cash consideration in connection with any Asset Sale permitted pursuant to Section 6.6(iii);

                  (vi) Investments received by the Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, suppliers or other Persons, in each case in the ordinary course of business;

                  (vii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

                  (viii) the Borrower may repurchase or otherwise acquire shares of its Capital Stock in connection with employee compensation in the ordinary course of business in accordance with plans approved by the board of directors of the Borrower;

                  (ix) Investments by the Borrower in PHCS not to exceed $25,000,000 in the aggregate;

                  (x) Investments by the Borrower or any of its Subsidiaries in customers or related ventures of the Borrower or such Subsidiaries; provided that (i) such customers or ventures are engaged, and continue to engage, in an Insurance Business or a business reasonably related to an Insurance Business, (ii) such Investments are made in the ordinary course of business and consistent with past practice of the Borrower or such Subsidiary and (iii) with respect to such Investments (A) existing on the Closing Date, the amount of such Investments (and renewals thereof with the same customer or venture) shall not exceed $38,000,000 and (B) made after the Closing Date, such Investments shall not exceed $25,000,000 in the aggregate for any Fiscal Year; and

                  (xi) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.6.

6.4      RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS

         The Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or
(d) transfer any of its property or assets to the Borrower or any other

                                                 $1,100,000,000 CREDIT AGREEMENT

Subsidiary of the Borrower, other than restrictions existing (i) under this Agreement, any Related Agreement or the Revolving Credit Facility, (ii) under agreements evidencing Indebtedness permitted by Section 6.2(x) that impose restrictions on the property so acquired, (iii) under any applicable law, rule or regulation which applies generally to all insurance companies regulated thereunder, (iv) under any order from or agreement with an Applicable Insurance Regulatory Authority existing on the Closing Date as described on Schedule 6.4 hereto, (v) under any order from or agreement with an Applicable Insurance Regulatory Authority arising after the Closing Date which could not reasonably be expected to result in a Material Adverse Effect and (vi) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, Joint Venture agreements and similar agreements entered into in the ordinary course of business.

6.5      RESTRICTED PAYMENTS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

                  (i) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, or would result after giving effect thereto, the Borrower, in accordance with its dividend policy as in effect at the closing of the Assurant IPO, may declare and pay regularly scheduled dividends: (a) with respect to the Borrower Common Stock; provided, that with respect to the Class B Common Stock of the Borrower and the Class C Common Stock of the Borrower, such dividends shall not exceed $45,000,000 in the aggregate and (b) with respect to the Class B Preferred Stock of the Borrower and the Class C Preferred Stock of the Borrower; provided, that with respect to such Class B Preferred Stock, such dividends shall not exceed 4.0% per $1000 liquidation price per share per annum, and with respect to such Class C Preferred Stock, such dividends shall not exceed 4.0% per $1000 liquidation price per share per annum (in each case under the foregoing clauses (a) and (b), taking into account all such dividends made prior to the Closing Date, and with such share amount to be adjusted ratably in respect of stock distributions, recapitalizations, stock splits or any similar event);

                  (ii) any Subsidiary of the Borrower may make Restricted Payments to its parent if such parent is the Borrower or a wholly-owned Subsidiary of the Borrower; provided, that, notwithstanding anything to the contrary contained herein, the Borrower shall cause its Subsidiaries to make Restricted Payments in a timely manner to the Borrower necessary to enable the Borrower to repay the Obligations in accordance with this Agreement; provided, further, in the event that such Restricted Payments are not sufficient to enable the Borrower to repay the Obligations in accordance with this Agreement, the Borrower will use its best efforts to obtain the approvals of any Govern-

                                                 $1,100,000,000 CREDIT AGREEMENT

mental Authority to permit its Insurance Subsidiaries to make Restricted Payments to the Borrower in an amount sufficient for the Borrower to repay such Obligations;

                  (iii) the Borrower may make Restricted Payments to repay or otherwise redeem the Capital Securities;

                  (iv) the Borrower may make regularly scheduled payments of interest in respect of the Assurant Commercial Paper Debt permitted by Section 6.2(v) and any Debt Issuance permitted by Section 6.2(iii), and may make mandatory prepayments or redemptions of such Assurant Commercial Paper Debt and such Debt Issuance, in each case in accordance with the terms of, and only to the extent required by, the indentures or other agreements pursuant to which such Assurant Commercial Paper Debt or Debt Issuance were issued, respectively;

                  (v) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, or would result after giving effect thereto, the Borrower may make regularly scheduled payments of interest in respect of the Additional Parent Debt permitted by Section 6.2(iv) and the Capital Securities, in each case in accordance with the terms of, and only to the extent required by, the indentures or other agreements pursuant to which such Capital Securities and Additional Parent Debt were issued, respectively, and may prepay or repay such Additional Parent Debt and the Assurant Commercial Paper Debt; and

                  (vi) Restricted Payments in connection with Investments described under Section 6.3(viii).

6.6      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any portion of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, in each case except:

                  (i) (A) any Subsidiary of the Borrower may be merged with or into the Borrower or any wholly-owned Subsidiary of the Borrower, (B) any non-wholly-owned Subsidiary of the Borrower may be merged with or into any other non-wholly-owned Subsidiary of the Borrower, (C) any Subsidiary of the Borrower may be liquidated, wound up or dissolved, or all or any part of its business, property or assets

                                                 $1,100,000,000 CREDIT AGREEMENT

may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower or (D) any non-wholly-owned Subsidiary of the Borrower may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other non-wholly-owned Subsidiary of the Borrower; provided, in the case of (x) a merger with the Borrower, the Borrower shall be the continuing or surviving Person (except following consummation of the Assurant Reincorporation and upon compliance with Section 5.9(iii), pursuant to which Assurant shall be the continuing and surviving Person), (y) a merger not involving the Borrower and involving a wholly-owned Subsidiary of the Borrower, such wholly-owned Subsidiary shall be the continuing or surviving Person and (z) any such transaction involving non-wholly-owned Subsidiaries in which the Borrower and its Subsidiaries have different ownership percentages, the transferee, or the continuing or surviving Subsidiary, shall be the non-wholly-owned Subsidiary in which the Borrower and its Subsidiaries have the greater ownership percentage (which percentage shall be unchanged as a result of such transaction);

                  (ii) sales or other dispositions of assets that do not constitute Asset Sales;

                  (iii) Asset Sales (the proceeds of which shall be valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower or such Subsidiary (or similar governing body) engaging in such Asset Sale), (2) no less than 90% of such consideration shall be paid in Cash, (3) in the case of a Subsidiary engaging in such Asset Sale, there shall exist no restriction on the ability of such Subsidiary to dividend or otherwise distribute the Net Asset Sale Proceeds thereof to the Borrower and (4) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.4B(ii)(a);

                  (iv) sales, transfers or dispositions of Investments permitted to exist in accordance with Section 6.3(i) and (ii), and Investments permitted by Section 6.3(iii);

                  (v) any Insurance Subsidiary may enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of its existing Insurance Business in accordance with its normal underwriting, indemnity and retention policies; and

                  (vi) Permitted Acquisitions, the consideration for which does not exceed $5,000,000 in the aggregate.

                                                 $1,100,000,000 CREDIT AGREEMENT

6.7      DISPOSAL OF SUBSIDIARY INTERESTS.

         Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.6, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to (i) the Borrower or a wholly-owned Subsidiary of the Borrower (subject to the restrictions on such disposition otherwise imposed hereunder) or (ii) qualify directors if required by applicable law.

6.8      CONDUCT OF BUSINESS.

         From and after the Closing Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business or conduct any activities other than engaging in the business as now conducted by the Borrower and its Subsidiaries and businesses reasonably related thereto, and in the case of Insurance Subsidiaries, to engage in only those lines of insurance business for which the Insurance Subsidiaries are licensed by Applicable Insurance Regulatory Authority from time to time. The Borrower shall solely be a holding company, and shall not enter into Insurance Contracts, Reinsurance Agreements or Retrocession Agreements.

6.9      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the making of any intercompany loan) with any Affiliate of the Borrower or any of its Subsidiaries, any holder of Capital Stock or other interests in the Borrower or any of its Subsidiaries, or any such Affiliate of any such holder, except on fair and reasonable terms that are no less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm's length transaction from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between the Borrower and its Subsidiaries or between such Subsidiaries, or between the Borrower or its Subsidiaries and the Guarantors, in each case to the extent otherwise permitted under the other provisions of Section 6 herein; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.9.

                                                 $1,100,000,000 CREDIT AGREEMENT

6.10     AMENDMENTS OR WAIVERS OF RELATED AGREEMENT.

         (i) The Borrower will not agree to any amendment, restatement, supplement or other modification to, or waive any of its rights under, any Related Agreement, the Revolving Credit Facility or any agreement relating to the Assurant Reincorporation, in each case to the extent any such amendment, restatement, supplement or modification could be materially adverse to the Lenders, without obtaining the prior written consent of the Requisite Lenders.

         (ii) The Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness described in clause (v) of the definition of Restricted Payments (other than the Additional Parent Debt and the Assurant Commercial Paper Debt) or the certificate of designations or other document governing the rights or obligations with respect to the Class B and Class C Common Stock of the Borrower and the Class B and Class C Preferred Stock of the Borrower, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness or the rate or frequency of dividends payable on such Capital Stock, change (to earlier dates) any dates upon which payments of principal or interest are due thereon or the date for redemptions thereof, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness or Capital Stock (or a trustee or other representative on their behalf) which could be materially adverse to the Lenders.

6.11     FINANCIAL COVENANTS.

                  (i) Minimum Statutory Capital. The Borrower shall not permit the Statutory Surplus of the Insurance Subsidiaries (on a consolidated basis) at any time to be less than $1,500,000,000.

                  (ii) Minimum Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than the correlative ratio set forth opposite such date below:

                                                 $1,100,000,000 CREDIT AGREEMENT



FISCAL QUARTER ENDED         INTEREST COVERAGE RATIO
--------------------         -----------------------
December 31, 2003                   4.00:1.00
March 31, 2004                      4.00:1.00
June 30, 2004                       5.50:1.00
September 30, 2004                  5.50:1.00

                  (iii) Maximum Indebtedness to Capitalization Ratio. The Borrower shall not permit the Indebtedness to Capitalization Ratio as of the last day of any Fiscal Quarter to exceed 0.475:1.00; provided, that, beginning with the last day of the Fiscal Quarter in which the closing of the Assurant IPO occurs (and on the last day of any Fiscal Quarter thereafter), the Borrower shall not permit the Indebtedness to Capitalization Ratio to exceed 0.35:1.00; provided, further, that, notwithstanding the foregoing, for the Fiscal Quarters ending December 31, 2003 and March 31, 2004, the Borrower shall not permit the Indebtedness to Capitalization Ratio to exceed 0.50:1.00.

                  (iv) Minimum Consolidated Adjusted Net Worth. The Borrower shall not permit its Consolidated Adjusted Net Worth at any time to be less than the sum of (x) $1,800,000,000 (minus any after-tax prepayment penalties incurred with respect to the Capital Securities and the Existing Intercompany Obligations), plus (y) 50% of Consolidated Net Income for each Fiscal Quarter (beginning with the first Fiscal Quarter ending after the Closing Date) for which Consolidated Net Income (measured at the end of each such Fiscal Quarter) is a positive amount plus (z) 100% of the proceeds from any capital contribution to, or issuance of any Capital Stock of, the Borrower or any Subsidiary of the Borrower (but excluding any issuance by a Subsidiary of the Borrower to the Borrower or to a wholly-owned Subsidiary of the Borrower, and any capital contribution by the Borrower or a Subsidiary of the Borrower to a wholly-owned Subsidiary of the Borrower).

                  (v) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.11, Consolidated Adjusted EBIT shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Borrower)

                                                 $1,100,000,000 CREDIT AGREEMENT

using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

SECTION 7. EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement within three (3) Business Days after the date due; or

7.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of the Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1 above) in excess of $20,000,000 individually or $50,000,000 in the aggregate and in each case beyond the end of any grace period provided therefor, if any; or (ii) breach or default by the Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of such Indebtedness or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the end of any grace period provided therefor, if any, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

7.3      BREACH OF CERTAIN COVENANTS.

         (i) Failure of the Borrower to perform or comply with any term or condition contained in Sections 2.4B(ii), 2.4B(v), 5.1(v), 5.3 (with respect to the existence of the Borrower only), 5.8, 5.10 or Section 6 of this Agreement;
(ii) failure of the Borrower to

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perform or comply with Section 5.1(vi) and such failure shall not have been remedied or waived within five (5) days after an officer of the Borrower or any of its Subsidiaries becoming aware of such failure; or (iii) prior to the Guaranty Fall-Away Date, failure of any Guarantor to perform or comply with any term or condition contained in Sections 2.7(a) (with respect to the existence of any Guarantor or any Guarantor Material Subsidiary (as such term is defined in the Guaranty) only), 2.7(d), 2.7(e) or 2.7(f) of the Guaranty; or

7.4      BREACH OF WARRANTY.

         (i) Any representation, warranty, certification or other statement made by the Borrower in any Loan Document or Related Agreement, or by the Borrower or any of its Subsidiaries in any statement or certificate at any time given by the Borrower or any such Subsidiary in writing pursuant hereto or thereto, or in connection herewith or therewith shall be false in any material respect on the date as of which made, or (ii) prior to the Guaranty Fall-Away Date, any representation, warranty, certification or other statement made by any Guarantor in the Guaranty, or by any Guarantor or any of its Subsidiaries in any statement or certificate at any time given by any Guarantor or any such Subsidiary in writing pursuant hereto or thereto, or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS, RELATED AGREEMENTS AND GUARANTY.

         (i) The Borrower shall default in the performance of or compliance with any term contained in this Agreement, any of the other Loan Documents or the Related Agreements to which it is a party, or prior to the Guaranty Fall-Away Date, any Guarantor shall default in the performance of or compliance with any term contained in the Guaranty or the Related Agreements to which it is a party, in each case other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within thirty (30) days after receipt by the Borrower of notice from the Administrative Agent of such default; or

         (ii) Prior to the Guaranty Fall-Away Date, the occurrence of any event that would otherwise constitute an "Event of Default" (as that term is defined in the Existing Parent Facility) under Clause 17.4 through Clause 17.8, inclusive, and Clause 17.11 through 17.13, inclusive, of the Existing Parent Facility, which such Clauses, together with all definitions in the Existing Parent Facility applicable to such Clauses (as amended by the Guaranty, as applicable), are hereby incorporated by reference as if set forth herein in their entirety; provided, that all references to "Obligor" therein shall mean and be a reference to each "Guarantor" herein, all references to "Material Adverse Effect" therein shall mean and be a reference to "Material Adverse Effect" as defined in the Guaranty, all references to "Material Subsidiary" therein shall mean and be a reference to "Guarantor Material Subsidiary" as defined in the Guaranty, all references to "subsidiary" therein

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                                                 $1,100,000,000 CREDIT AGREEMENT

shall mean and be a reference to "Subsidiary" as defined herein, all references to "Instructing Group" therein shall mean and be a reference to "Requisite Lenders" as defined herein, and all references to "Agreement" shall mean and be a reference to the Guaranty; provided, further, that no amendment, modification or supplement to such provisions or definitions made to the Existing Parent Facility, or the termination, refinancing or replacement of the Existing Parent Facility, shall be effective to amend such provisions or definitions as incorporated by reference herein; provided, however, that this Section 7.5(ii) will be deemed modified (without the consent of any Person) to the extent necessary to incorporate by reference any such respective amendment, modification or supplement to the Existing Parent Facility which contains provisions more favorable to the Lenders; or

7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Material Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Material Subsidiaries for all or a substantial part of their respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) The Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or

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                                                 $1,100,000,000 CREDIT AGREEMENT

(ii) the Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing their respective inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 7.7 or in Section 7.6 above; or

7.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in excess of $20,000,000 individually or $50,000,000 in the aggregate (in each case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its Subsidiaries, or any of their respective assets, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

7.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against the Borrower or any of its Material Subsidiaries decreeing the dissolution or split up of such Person; or

7.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or is reasonably be expected to result in liability of the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $25,000,000 during the term of this Agreement; or the occurrence of an event or condition that could reasonably be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

7.11     CHANGE IN CONTROL.

         A Change of Control shall occur; or

7.12     REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Guaranty for any reason shall cease to be in full force and effect (other than by reason of the satisfaction in full of the Obligations or the Guaranty Obligations, the occurrence of the Guaranty Fall-Away Date or any other termination of the Guaranty in accordance with the terms thereof) or shall be declared null and void, or any Guarantor shall repudiate in writing its obligations thereunder,
(ii) this Agreement for any reason shall cease to be in full force and effect (other than by reason of the satisfaction in full of the Obligations) or shall be

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                                                 $1,100,000,000 CREDIT AGREEMENT

declared null and void, or (iii) the Borrower or any Guarantor shall contest the validity or enforceability of any Loan Document or the Guaranty, or any Related Document, or deny in writing that it has any further liability under any Loan Document to which it is a party; or

7.13     INSURANCE LICENSES.

         Any one or more Insurance Licenses shall be suspended, revoked, terminated, not renewed or limited, or any other action shall be taken by a Governmental Authority, in each case which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

THEN (i) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request or with the written consent of the Requisite Lenders, by notice to the Borrower, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.

SECTION 8. MISCELLANEOUS

8.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES.

         A. RIGHT TO ASSIGN. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitment): (i) to any Person meeting the criteria of clause (A) of the definition of the term of "Eligible Assignee" upon the giving of notice to the Borrower and the Administrative Agent; and (ii) to any Person meeting the criteria of clause (B) of the definition of the term of "Eligible Assignee" and consented to by each of the Borrower and the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 8.1A shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitment and Loans of the assigning Lender).

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         B. REQUIREMENTS. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (paid by the assigning Lender or the assignee), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.5B(iii) as if such assignee was a Lender pursuant to that Section.

         C. ACCEPTANCE AND NOTICE OF ASSIGNMENT. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 8.1B (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement.

         D. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitment or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitment or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitment or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 8.1, the disposition of such Commitment or Loans or any interests therein shall at all times remain within its exclusive control).

         E. EFFECT OF ASSIGNMENT. Subject to the terms and conditions of this
Section 8.1, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 8.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments

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shall be modified to reflect the Commitments of such assignee and of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

         F. CERTAIN OTHER PERMITTED ASSIGNMENTS. In addition to any other assignment permitted pursuant to this Section 8.1, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         G. ASSIGNMENT TO A SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPFV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPFV to make any Loan, (ii) if an SPFV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPFV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPFV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPFV, it will not institute against, or join any other person in instituting against, such SPFV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.1G, any SPFV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without

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paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPFV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPFV.

         H. PARTICIPATIONS. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Borrower, any of its Subsidiaries or any of its Affiliates, or any Guarantor, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitment, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release any or all of the Guarantors from the Guaranty or terminate the Guaranty. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.6C and 2.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 8.1A; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.5B unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with
Section 2.5B as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 8.4 as though it were a Lender, provided such Participant agrees to be subject to Section 8.18 as though it were a Lender.

8.2      EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all actual and reasonable costs and out-of-pocket

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expenses incurred by each Joint Lead Arranger and each Agent in connection with the syndication of the Loans and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated thereby; (ii) all the costs of furnishing all opinions by counsel for the Borrower and the Guarantors; (iii) the reasonable fees, out-of-pocket expenses and disbursements of counsel to the Joint Lead Arrangers and the Agents in connection with the negotiation, preparation and execution of the Loan Documents and any other documents or matters requested by the Borrower; (iv) all actual and reasonable costs and out-of-pocket expenses incurred by the Administrative Agent in connection with any consents, amendments, waivers or other modifications of the Loan Documents (including the reasonable fees, out-of-pocket expenses and disbursements of counsel to the Administrative Agent in connection therewith); and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Joint Lead Arranger, any Agent or Lender in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in each case in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

8.3      INDEMNITY.

         A. In addition to the payment of expenses pursuant to Section 8.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each of the Joint Lead Arrangers and Agents and each Lender, and the respective partners, officers, directors, employees, agents, attorneys, and affiliates of each of the Joint Lead Arrangers and each of the Agents and each Lender (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations

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(including securities and commercial laws, statutes, rules or regulations and
Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders' agreements to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents).

         B. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         C. To the extent permitted by applicable law, the Borrower and each of its Subsidiaries shall not assert, and each hereby waives, any claim against the Lenders, the Agents, Joint Lead Arrangers and their respective Affiliates, officers, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document, any Related Agreement or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower and each of its Subsidiaries hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

8.4      SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each of the Agents and each Lender, and each of their respective Affiliates, is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to the Borrower or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Agent or such Lender, or their respective Affiliates, as the case may be, to or for the credit or the

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account of the Borrower against and on account of any obligations and liabilities of the Borrower to such Agent or such Lender under this Agreement and the other Loan Documents which are then due and payable, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) such Agent or such Lender shall have made any demand hereunder or (ii) said obligations and liabilities, or any of them, may be unmatured.

8.5      AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided, (A) that no amendment, modification, termination, waiver or consent shall, without the consent of each Lender affected thereby: (i) extend the scheduled final maturity of any Loan or Note, (ii) waive, reduce or postpone any scheduled repayment (but not prepayment), (iii) reduce the rate of interest on any Loan or any fee or other amount payable hereunder, (iv) extend the time for payment of any such interest or fees, (v) reduce the principal amount of any Loan or Note, (vi) amend, modify, terminate or waive any provision of this Section 8.5, (vii) amend, modify or replace the definition of "Requisite Lenders" or "Pro Rata Share",
(viii) release any or all of the Guarantors from the Guaranty or terminate the Guaranty (it being understood that any amendment, modification or waiver of any provision of the Guaranty shall be in accordance with Section 3.5 thereof) or
(ix) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; (B) that no such amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by the Borrower therefrom, shall: (i) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender or (ii) amend, modify, terminate or waive any provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; and (C) that no amendment, modification, waiver or consent shall, without the prior written consent of the Guarantors: (i) extend the scheduled final maturity of any Loan or Note, (ii) increase the rate of interest on any Loan, (iii) increase the principal amount of any Loan or Note or
(iv) amend, modify, terminate or waive any provision of this proviso (C) to
Section 8.5. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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8.6      INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

8.7      NOTICES.

         Unless otherwise specifically provided herein, all notices or other communications provided for hereunder between the Borrower and any other Person party hereto shall be in writing (including telecopier or electronic mail) and mailed, sent by overnight courier, telecopied, e-mailed, or delivered to, in the case of each signatory to this Agreement, at its address set forth on the signature pages hereto, or, as to each party, at such other address or to such other person as shall be designated by such party in a written notice to all other parties. Any notice, request or demand to or upon the Borrower or any other Person party hereto shall not be effective until received.

8.8      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.5, 2.6C, 8.2,
8.3 and 8.4 and the Agreements of the Lenders set forth in Sections 8.18, 9.2C and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

8.9      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of any Joint Lead Arranger, any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Joint Lead Arranger, each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Document or any Related Agreement. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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8.10     MARSHALLING; PAYMENTS SET ASIDE.

         No Agent or Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders) or the Administrative Agent or the Lenders enforce any security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

8.11     SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.12     HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13     APPLICABLE LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.14     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Agents and the Lenders (it being understood that each Lender's rights of assignment are subject to Section 8.1). Except as part of the Assurant Reincorporation and upon compliance with Section 5.9(iii), the Borrower may not assign or delegate its rights or obligations hereunder or any interest therein without the prior written consent of each Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective

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successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

8.15     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, OR IN ANY COURT LOCATED IN ITS OWN CORPORATE DOMICILE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT EACH AGENT AND EACH LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 8.15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

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8.16     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.17     CONFIDENTIALITY.

         Each Lender shall hold all non-public information regarding the Borrower and its Subsidiaries and their businesses in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event each Lender may make disclosures (i) to Affiliates of such Lender and their agents and advisors (and to other persons authorized by a Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 8.17); (ii) reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any Lender of its Loans or any interest therein, provided that, prior to any disclosure, such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information

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confidential; (iii) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it from any of the Agents or any Lender; and (iv) required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

8.18     RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of facility fees or commitment fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender), which is greater than the proportion received by any other Lender in respect to of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries

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of Aggregate Amounts Due shall be shared by all Lenders in proportion to the
Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower and each of its Subsidiaries expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower or any of its Subsidiaries to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

8.19     COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

8.20     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by any of the Lenders pursuant hereto or thereto, shall be deemed to constitute any of the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

8.21     USURY SAVINGS CLAUSE.

         Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. As used herein, "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter

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be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

SECTION 9. AGENTS

9.1      APPOINTMENT.

         MSSF is hereby appointed as Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Citicorp North America Inc. is hereby appointed as Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Bank One, NA is hereby appointed by each Lender as the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its contractual representative in accordance with the terms of this Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of the Agents shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries or any Guarantor.

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9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents, employees and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agent, employee or attorney-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. In its capacity as the Lenders' contractual representative, the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or any other document or instrument furnished in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of the Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations or any Subsidiary or Affiliate of the Borrower or any such Person, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default or to make disclosures with respect to the foregoing. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising

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from confirmations of the amount of outstanding Loans or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received written instructions in respect thereof from the Requisite Lenders (or such other number of Lenders as may be required to give such instructions under Section 8.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries or employees of any Agent), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other number of Lenders as may be required to give such instructions under Section 8.5).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own Securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

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         E. JOINT LEAD ARRANGERS; JOINT BOOKRUNNERS, ETC. Except as otherwise expressly set forth in this Agreement, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agent and the Syndication Agent shall not have any duties or responsibilities under the Loan Documents in their respective capacities as such.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents (including for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more Lenders); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

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9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right to select a successor Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided, that the Borrower's consent shall not be required for the Requisite Lenders to appoint any Lender as the Administrative Agent or at any time that an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

9.6      GUARANTY.

         Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to enter into, and to be the agent for and representative of the Lenders under, the Guaranty and each Lender agrees to be bound by the terms of the Guaranty; provided, that, except as otherwise provided in the Guaranty, the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Guaranty without the prior consent of the Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms hereof and thereof.

9.7      ACKNOWLEDGMENT OF POTENTIAL RELATED TRANSACTIONS.

         The Borrower hereby acknowledges its understanding that each of the Joint Lead Arrangers, each of the Agents and each of the Lenders may from time to time effect transactions (for its own account or the account of customers), and hold positions in loans or options on loans that may be the subject of this arrangement. In addition, certain Affiliates of the Lenders are full service securities firms and as such may from time to

                                                 $1,100,000,000 CREDIT AGREEMENT

time effect transactions (for their own account or the account of customers), and hold positions, in loans or options on loans or securities or options on securities that may be the subject of this arrangement. In addition, each of the Joint Lead Arrangers, each of the Agents and each of the Lenders may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                         FORTIS, INC.

                                         By: /s/ Miles Yakre
                                            ---------------------------------
                                         Name: Miles Yakre
                                         Title: Vice President/Treasurer

                                         Notice Address:

                                         Fortis, Inc.
                                         One Chase Manhattan Plaza, 41st Floor
                                         New York, NY 10005
                                         Attention: Katherine Greenzang
                                         Tel: (212) 859-7021
                                         Fax: (212) 859-7034

                                                 $1,100,000,000 CREDIT AGREEMENT

                                         CITICORP NORTH AMERICA INC.,
                                         as Lender and Documentation Agent

                                         By: /s/ Robert A. Danziger
                                             -----------------------------------
                                         Name: Robert A. Danziger
                                         Title: Attorney-In-Fact

                                         Notice Address:

                                         Citicorp North America Inc.
                                         388 Greenwich St, 23rd Floor
                                         New York, NY 10013-2375
                                         Attention: Maria Hackley
                                         Tel: (212) 816-3968
                                         Fax: (212) 816-4144

                                         CITIGROUP GLOBAL MARKETS INC.,
                                         as Joint Bookrunner and Joint Lead
                                         Arranger

                                         By: /s/ Robert A. Danziger
                                             ----------------------------------
                                         Name: Robert A. Danziger
                                         Title: Attorney-In-Fact

                                         Notice Address:

                                         Citigroup Global Markets Inc.
                                         388 Greenwich St, 23rd Floor
                                         New York, NY 10013-2375
                                         Attention: Maria Hackley
                                         Tel: (212) 816-3968
                                         Fax: (212) 816-4144

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                         MORGAN STANLEY SENIOR FUNDING,
                                         INC., as Lender, Syndication Agent,
                                         Joint Bookrunner and Joint Lead
                                         Arranger

                                         By: /s/ Jaap L. Tonckens
                                             -----------------------------------
                                         Name: Jaap L. Tonckens
                                         Title: Vice President

                                         Notice Address:

                                         Morgan Stanley Senior Funding, Inc.
                                         1585 Broadway
                                         New York, NY 10036
                                         Attention: James Morgan
                                         Tel. (212) 537-1470
                                         Fax (212) 537-1867 / 1866

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                         BANK ONE, NA,
                                         as Lender and Administrative Agent

                                         By: /s/ Gerard. P. Fogarty
                                             -----------------------------------
                                         Name: Gerard. P. Fogarty
                                         Title: Director

         Funding and Payment Office Address:      Notice Address:

         Bank One, NA                             Bank One, NA
         1 Bank One Plaza                         1 Bank One Plaza
         Mail Code: IL1-0010                      Mail Code: IL1-0325
         Chicago, IL 60670                        Chicago, IL 60670
         Attention: Lillian Arroyo                Attention: Gerard Fogarty
         Tel: (312) 385-7014                      Tel: (312) 325-3197
         Fax: (312) 385-7102                      Fax: (312) 325-3190

                                         BANC ONE CAPITAL MARKETS, INC,
                                         as Joint Lead Arranger

                                         By: /s/ T. Heldring
                                             -----------------------------------
                                         Name: T. Heldring
                                         Title:

                                         Notice Address:

                                         Banc One Capital Markets, Inc.
                                         1 Bank One Plaza
                                         Mail Code: IL1-0429
                                         Chicago, IL 60670
                                         Attn: Tim Houlahan
                                         Tel: (312) 732-8758
                                         Fax: (312) 732-7455

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                      CREDIT SUISSE FIRST BOSTON
                                     (ACTING THROUGH ITS CAYMAN ISLANDS BRANCH), as Lender

                                     By: /s/ Jay Chall
                                         ---------------------------------------
                                     Name:  Jay Chall
                                     Title: Director

                                     By: /s/ James Moran
                                         ---------------------------------------
                                     Name:  James Moran
                                     Title: Director

                                     Notice Address:

                                     Credit Suisse First Boston
                                     One Madison Avenue, 2nd Floor
                                     New York, New York 10010
                                     Attention: Ed Markowski
                                     Tel: (212) 538-3380
                                     Fax: (212) 538-6851

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                     MERRILL LYNCH BANK USA,
                                     as Lender

                                     By: /s/ David Millet
                                         --------------------------------------
                                     Name: David Millet
                                     Title: Vice President

     Notice Address:                    with a copy to:

     Merrill Lynch Bank USA             Merrill Lynch Loan Portfolio Management
     15 W. South Temple, Ste. 300       4 World Financial Center
     Salt Lake City, UT 84101           16th Floor, D0829
     Attention: Julie Young             New York, NY 10080
     Tel: (801) 526-6331                Attention: Lawrence Temlock
                                        Tel: (212) 449-1351
                                        Fax: (212) 738-1186

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                     GOLDMAN SACHS CREDIT PARTNERS
                                     L.P., as Lender

                                     By: /s/ Albert Dombrowski
                                         -----------------------
                                     Name: Albert Dombrowski
                                     Title: Authorized Signatory

                                     Notice Address:

                                     Goldman, Sachs & Co.
                                     85 Broad Street, 29th Floor
                                     New York, New York 10004
                                     Attention: Jennifer Percival
                                     Tel: (212) 902-6284
                                     Fax: (212) 357-8068

                                     S-1.1B

                                                 $1,100,000,000 CREDIT AGREEMENT

                                     JPMORGAN CHASE BANK,
                                     as Lender

                                     By: /s/ Heather A. Lindstrom
                                         --------------------------
                                     Name: Heather A. Lindstrom
                                     Title: Vice President

                                     Notice Address:

                                     JPMorgan Chase Bank
                                     270 Park Avenue, Fourth Floor
                                     New York, NY 10017
                                     Attention: Heather Lindstrom
                                     Tel: (212) 270-9839
                                     Fax: (212) 270-1511

                                     S-1.1B

                                  SCHEDULE 2.1

                   (LENDERS' COMMITMENTS AND PRO RATA SHARES)

           LENDER                           COMMITMENT      PRO RATA SHARE
           ------                           ----------      --------------
Bank One, NA                            $  283,333,333.34        25.75%
Morgan Stanley Senior Funding, Inc.     $  283,333,333.33        25.75%
Citicorp North America Inc.             $  283,333,333.33        25.75%
Credit Suisse First Boston (acting
through its Cayman Islands branch)      $      75,000,000         6.82%
Merrill Lynch Bank USA                  $      75,000,000         6.82%
Goldman Sachs Credit Partners L.P.      $      50,000,000         4.55%
JPMorgan Chase Bank                     $      50,000,000         4.55%
TOTAL                                   $1,100,000,000.00          100%